                                                                   EXHIBIT 10.5

                           SONY ENTERTAINMENT CENTER



                                     LEASE


                                    BETWEEN

                        SRE SAN FRANCISCO RETAIL INC.,
                                  AS LANDLORD

                                      AND

                        LOEWS CALIFORNIA THEATRES INC.,
                                   AS TENANT

                               TABLE OF CONTENTS
                               -----------------

                                                                              Page
ARTICLE 1
TERM OF LEASE..................................................................  2
     Section 1.1           CONDITIONS OF LEASE.................................  2
     Section 1.2           COMMENCEMENT AND EXPIRATION DATE OF TERM............  3

ARTICLE 2
RENTAL.........................................................................  4
     Section 2.1           MINIMUM ANNUAL RENTAL...............................  4
     Section 2.2           PERCENTAGE RENTAL...................................  5
     Section 2.3           TENANT'S TAX OBLIGATIONS............................  9
     Section 2.4           TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES.. 10
     Section 2.5           [INTENTIONALLY DELETED]............................. 12
     Section 2.6           [INTENTIONALLY DELETED]............................. 12
     Section 2.7           LEGAL RENT RESTRICTION.............................. 12
     Section 2.8           GMOS PAYMENTS....................................... 12
     Section 2.9           GRAND OPENING FUND.................................. 12
     Section 2.10          CHANGE IN FLOOR AREA................................ 12
     Section 2.11          RENTAL.............................................. 13

ARTICLE 3
RECORDS AND BOOKS OF ACCOUNT................................................... 13
     Section 3.1           TENANT'S RECORDS.................................... 13
     Section 3.2           REPORTS BY TENANT................................... 13

ARTICLE 4
AUDIT.......................................................................... 14
     Section 4.1           RIGHT TO EXAMINE BOOKS.............................. 14
     Section 4.2           AUDIT............................................... 14

ARTICLE 5
CONSTRUCTION OF LEASED PREMISES................................................ 15
     Section 5.1           CONSTRUCTION OF LEASED PREMISES BY LANDLORD......... 15
     Section 5.2           FIXTURE INSTALLATION BY TENANT...................... 16
     Section 5.3           CONDITION OF LEASED PREMISES........................ 18
     Section 5.4           ULTIMATE COMMENCEMENT DATE.......................... 18

ARTICLE 6
ALTERATIONS, CHANGES AND ADDITIONS............................................. 19
     Section 6.1           ALTERATIONS BY TENANT............................... 19
     Section 6.2           REMOVAL BY TENANT................................... 19

ARTICLE 7
USE; CONDUCT OF BUSINESS BY TENANT............................................. 19
     Section 7.1           PERMITTED USE....................................... 19
     Section 7.2           OPERATION OF BUSINESS............................... 20
     Section 7.3           STORAGE; OFFICE SPACE............................... 21
     Section 7.4           CARE OF PREMISES.................................... 21
     Section 7.5           COMPLIANCE WITH LAWS, HAZARDOUS MATERIALS........... 21
     Section 7.6           PROHIBITED USES..................................... 22
     Section 7.7           UNDERLYING LANDLORD CONSENT......................... 23

ARTICLE 8
COMMON AREAS................................................................... 23
     Section 8.1           OPERATION AND MAINTENANCE OF COMMON AREAS........... 23
     Section 8.2           USE OF COMMON AREAS................................. 23

ARTICLE 9
SIGNS.......................................................................... 24
     Section 9.1           SIGNS............................................... 24

ARTICLE 10
MAINTENANCE OF LEASED PREMISES................................................. 24
     Section 10.1          LANDLORD'S OBLIGATIONS FOR MAINTENANCE.............. 24
     Section 10.2          TENANT'S OBLIGATIONS FOR MAINTENANCE................ 24

ARTICLE 11
INSURANCE AND INDEMNITY........................................................ 25
     Section 11.1          TENANT'S INSURANCE.................................. 25
     Section 11.2          LANDLORD'S INSURANCE................................ 26
     Section 11.3          COVENANT TO HOLD HARMLESS........................... 27

ARTICLE 12
UTILITY CHARGES................................................................ 27
     Section 12.1          UTILITY CHARGES..................................... 27

ARTICLE 13
ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION............................... 28
     Section 13.1          ESTOPPEL STATEMENT.................................. 28
     Section 13.2          ATTORNMENT.......................................... 28
     Section 13.3          SUBORDINATION....................................... 28
     Section 13.4          REMEDIES............................................ 28
     Section 13.5          NOTICE TO MORTGAGEES AND UNDERLYING LEASE LANDLORDS. 28
     Section 13.6          SUCCESSORS.......................................... 28

ARTICLE 14
ASSIGNMENT AND SUBLETTING...................................................... 29
     Section 14.1          LANDLORD'S RIGHTS................................... 29

ARTICLE 15
WASTE.......................................................................... 30
     Section 15.1          WASTE OR NUISANCE................................... 30

ARTICLE 16
TRADE NAME..................................................................... 30
     Section 16.1          TRADE NAME AND ADVERTISING.......................... 30
     Section 16.2          SOLICITATION OF BUSINESS............................ 30

ARTICLE 17
DESTRUCTION.................................................................... 30
     Section 17.1          RECONSTRUCTION...................................... 30
     Section 17.2          WAIVER OF SUBROGATION............................... 31

ARTICLE 18
EMINENT DOMAIN................................................................. 31
     Section 18.1          TOTAL CONDEMNATION.................................. 31
     Section 18.2          PARTIAL CONDEMNATION................................ 31
     Section 18.3          LANDLORD'S AND TENANT'S DAMAGES..................... 32

ARTICLE 19
DEFAULT........................................................................ 32
     Section 19.1          RIGHTS UPON DEFAULT................................. 32
     Section 19.2          LEGAL EXPENSES...................................... 33

ARTICLE 20
BANKRUPTCY OR INSOLVENCY....................................................... 34
     Section 20.1          TENANT'S INTEREST NOT TRANSFERABLE.................. 34
     Section 20.2          TERMINATION......................................... 34
     Section 20.3          OBLIGATION TO AVOID CREDITORS' PROCEEDINGS.......... 34
     Section 20.4          RIGHTS AND OBLIGATIONS UNDER THE FEDERAL BANKRUPTCY
                           CODE................................................ 34

ARTICLE 21
ACCESS BY LANDLORD............................................................. 35
     Section 21.1          RIGHT OF ENTRY...................................... 35

ARTICLE 22
TENANT'S PROPERTY.............................................................. 35
     Section 22.1          TAXES ON TENANT'S PROPERTY.......................... 35
     Section 22.2          LOSS AND DAMAGE..................................... 35
     Section 22.3          NOTICE BY TENANT.................................... 35

ARTICLE 23
HOLDING OVER................................................................... 35
     Section 23.1          HOLDING OVER........................................ 35
     Section 23.2          SUCCESSORS.......................................... 36

ARTICLE 24
RULES AND REGULATIONS.......................................................... 36
     Section 24.1          RULES AND REGULATIONS............................... 36

ARTICLE 25
QUIET ENJOYMENT................................................................ 36
     Section 25.1          LANDLORD'S COVENANT................................. 36

ARTICLE 26
SECURITY DEPOSIT............................................................... 36
     Section 26.1          [INTENTIONALLY DELETED]............................. 36

ARTICLE 27
MISCELLANEOUS.................................................................. 37
     Section 27.1          WAIVER; ELECTION OF REMEDIES........................ 37
     Section 27.2          ENTIRE AGREEMENT.................................... 37
     Section 27.3          INTERPRETATION AND USE OF PRONOUNS.................. 37
     Section 27.4          FORCE MAJEURE....................................... 37
     Section 27.5          NOTICES............................................. 37
     Section 27.6          CAPTIONS AND SECTION NUMBERS........................ 38
     Section 27.7          BROKER'S COMMISSION................................. 38
     Section 27.8          RECORDING........................................... 38
     Section 27.9          FURNISHING OF FINANCIAL STATEMENTS.................. 38
     Section 27.10         LANDLORD'S USE OF COMMON AREAS...................... 38
     Section 27.11         TRANSFER OF LANDLORD'S INTEREST..................... 38
     Section 27.12         [INTENTIONALLY DELETED]............................. 38
     Section 27.13         INTEREST ON PAST DUE OBLIGATIONS.................... 38
     Section 27.14         LIABILITY OF LANDLORD............................... 38
     Section 27.15         ACCORD AND SATISFACTION............................. 39
     Section 27.16         EXECUTION OF LEASE; NO OPTION....................... 39
     Section 27.17         WAIVER OF JURY TRIAL................................ 39
     Section 27.18         GOVERNING LAW....................................... 39
     Section 27.19         SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS........... 39
     Section 27.20         CERTAIN RULES OF CONSTRUCTION....................... 39
     Section 27.21         CERTAIN DEFINITIONS................................. 39
     Section 27.22         FUTURE AMENDMENTS................................... 40
     Section 27.23         NONDISCRIMINATION................................... 40
     Section 27.24         EQUAL OPPORTUNITY PROGRAM........................... 40
     Section 27.25         CONFIDENTIALITY..................................... 41
     Section 27.26         RIGHT OF FIRST REFUSAL.............................. 41
     Section 27.27         RESTRICTIVE COVENANT................................ 42

EXHIBIT A - SITE PLAN
EXHIBIT B - LEGAL DESCRIPTION OF THE PROPERTY
EXHIBIT C - PROJECT DRAWINGS
EXHIBIT D - RECORDED RESTRICTIONS
EXHIBIT E - TENANT WORK AGREEMENT
EXHIBIT F - SIGN CRITERIA
EXHIBIT G - EQUAL OPPORTUNITY REQUIREMENTS
EXHIBIT H - RULES AND REGULATIONS
EXHIBIT I - EMPLOYEE STANDARDS AND PROCEDURES

ATTACHMENT 1 - CONTRACT DIRECTIVE
ATTACHMENT 2 - CHANGE ORDER
ATTACHMENT 3 - CONSTRUCTION SCHEDULE
ATTACHMENT 4 - PROJECT SCOPE
ATTACHMENT 5 - BREAKPOINT ADJUSTMENT EXAMPLES

                                                  [*] CONFIDENTIAL TREATMENT
                                                      PURSUANT TO RULE 406
                                                      WITH RESPECT TO DELETIONS
                                                      MARKED WITH AN ASTERISK

                           SONY ENTERTAINMENT CENTER

                                     LEASE



     THIS LEASE is made as of the 9th day of May, 1997, by and between SRE SAN FRANCISCO RETAIL INC., a Delaware corporation, whose address is 711 Fifth Avenue, New York, New York 10022 ("Landlord"), and LOEWS CALIFORNIA THEATRES INC., a New York corporation, whose address is 711 Fifth Avenue, New York, New York 10022 ("Tenant").

     Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents and hires from Landlord, those certain premises in the retail and entertainment center to be developed by Landlord to be known as "Sony Entertainment Center" (or such other trade name as Landlord shall hereafter designate), a general site plan of which is shown on Exhibit A hereto. It is
                                                     ---------
agreed that the term "Center", as used herein, shall include the real property, together with all appurtenances thereto and improvements constructed or to be constructed thereon or thereto, which real property is described in Exhibit B
                                                                    ---------
hereto. The location of the premises leased to Tenant hereunder (the "Leased Premises") is cross-hatched on the Center Floor Plan Drawings attached as Exhibit C. The foregoing general site plan shows, among other things, the
---------
principal improvements which comprise, or will comprise, the Center. Tenant acknowledges that except as otherwise expressly provided in this Lease, Landlord retains full and complete discretion to change the shape, size, location, number and extent of the improvements shown on Exhibit A and to eliminate or add and
                                        ---------
incorporate additional land and/or improvements to the Center. Said Leased Premises are comprised of approximately 137,300 square feet of Floor Area (as Floor Area is defined in Section 2.10 of this Lease) located on the third floor of the Center with projection and mechanical space extending to the second and fourth floors and including a ticketing area on the first floor.


                                  DATA SHEET

     The following itemization ("Data Sheet") memorializes data embodied in, or to be incorporated by reference in, the specified Sections of the Lease and where reference is made to a Section such reference shall be construed to incorporate all of the terms of the entire Section as stated in the Lease:

     (1) Section 1.2: Commencement Date of Term: Subject to Section 1.2, November 16, 1998. Expiration Date of Term: Subject to Section 1.2, the twentieth (20th) anniversary of the March 30th next following the Commencement Date.

     (2) Section 2.1 and Section 2.2: Address for Rental Payments: c/o Sony Development, 3001 North San Fernando Boulevard, Burbank, California, 91504, Attn: Manager of Accounting.

     (3) Section 2.1: Minimum Annual Rental: The initial Minimum Annual Rental shall be * Dollars and * Cents (*) ("Base Rent"), payable in equal consecutive monthly installments of * Dollars and * Cents (*), which Base Rent (and, correspondingly, Minimum Annual Rental) shall increase by * percent (*%) upon the commencement of the sixth
          (6th), eleventh (11th) and sixteenth (16th) Lease Years.

     (4) Section 2.2: Percentage Rental: For each Percentage Rent Lease Year (as hereinafter defined), for the fifteen (15) screen cineplex portion of the Leased Premises, * percent (*%) (the "Percentage Rent Percentage") of Gross Sales for such Percentage Rent Lease Year aggregating in excess of * Dollars ($*) (the "Non-IMAX Breakpoint") and, for the IMAX portion of the Leased Premises, * percent (*%) of Gross Sales for such Percentage Rent Lease Year aggregating in excess of * Dollars (*) (the "IMAX Breakpoint"). The Non-IMAX Breakpoint and the IMAX Breakpoint are sometimes hereinafter collectively referred to as the "Breakpoint").

     (5) Section 2.4(a): Proportionate Share: *%, subject to adjustment as provided in Section 2.10.

     (6) Section 7.1: Permitted Use: Operation of a fifteen (15) screen cineplex theatre (the "Non-IMAX Theater") and an IMAX theatre (for large screen format viewing, or the technological evolution thereof, provided, however, that other formats of film may be shown therein) (the "IMAX Theatre") and for related and incidental uses, including Feature presentation of motion pictures, for the sale of food, beverages and desserts, and for such activities and the sale of such merchandise (works of art, video tapes, audio tapes, computer discs and records and other merchandise sold at "Sony Styles Stores" from time to time) and refreshments as are customary and usual in connection with the foregoing or with the general cinema business. "Feature" shall mean motion pictures, computer driven hardware and software programming to simulate a "three-dimensional" experience, television programming, dramatic, operatic, and other theatrical performances, seminars, exhibitions, training sessions and concerts, or to permit patrons to interact with the storyline of same. In connection with the presentation of Features, Tenant shall (a) include films outside mainstream commercial distribution channels, such as foreign, art or classic films (e.g. "Sony Classics") and (b) host or sponsor significant film festivals, provided, however, Tenant shall not be required to exceed a commercially reasonable standard appropriate for San Francisco in meeting these requirements. Prior to hosting or sponsoring a film festival, Tenant shall enter into good faith negotiations with the San Francisco Film Society (the "Film Society") to work toward a mutually beneficial and commercially reasonable role or presence for the Film Society in the film festival.

     (7) Section 16.1: Tenant Trade Name: "Loews Theatres", "Sony Theatres" or the trade name of any permitted assignee of Tenant.

     (8)  Section 26:1:  Security Deposit:  None.

     (9)  Guarantor:  None.

     (10) Exhibits:      Exhibit A:     Site Plan
                         ---------

                         Exhibit B:     Legal Description of Property
                         ---------
                         Exhibit C:     Center Floor Plan Drawings
                         ---------
                         Exhibit D:     Recorded Restrictions
                         ---------
                         Exhibit E:     Tenant Work Agreement
                         ---------
                         Exhibit F:     Sign Criteria
                         ---------
                         Exhibit G:     Equal Opportunity Covenants
                         ---------
                         Exhibit H:     Rules and Regulations
                         ---------
                         Exhibit I:     Employee Standards and Procedures
                         ---------
                         Attachment 1:  Contract Directive
                         ------------
                         Attachment 2:  Change Order
                         ------------
                         Attachment 3:  Construction Schedule
                         ------------
                         Attachment 4:  Project Scope
                         ------------
                         Attachment 5:  Breakpoint Adjustment Examples
                         ------------


                                   ARTICLE 1
                                 TERM OF LEASE

     SECTION 1.1     CONDITIONS OF LEASE.

     (a) The exterior walls, the roof, the area beneath the Leased Premises floor and the area above the Leased Premises ceiling, are not demised hereunder, and the use thereof, together with the right to locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and structural elements leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof (but in no event shall such pipes, utility lines, etc., project into any auditoria of any of the theatres and same shall be above ceiling level or below floor level of the Leased Premises) and serving other parts of the Center are hereby reserved unto Landlord.

     (b) Tenant hereby acknowledges that the Center is leased by Landlord pursuant to a Lease dated May 9, 1997, by and between Yerba Buena Entertainment Center LLC, as "Landlord" (or sometimes herein referred to as "Developer"), and SRE San Francisco Retail, Inc., as "Tenant" thereunder. Said Lease, as amended and assigned, and as the same may hereafter be amended and/or assigned, is hereinafter referred to as the "Development Lease". The Landlord under the Development Lease, in turn, leases the land, easements and air rights comprising a portion of the Center pursuant to a Lease dated May 9, 1997, from the Redevelopment Agency of the City and County of San Francisco (the "Agency") as "Landlord". Said Lease, as amended and assigned, and as the same may hereafter be amended and assigned, is hereinafter referred to as the "Ground Lease." The Ground Lease and the Development Lease are sometimes herein collectively referred to as the "Underlying Leases". The Center is or will be also subject to certain reciprocal easement agreements, declarations of restrictions and other matters presently of record or to be recorded prior to the Commencement Date of this Lease (collectively, the "Recorded Restrictions"), as described in
Exhibit D hereto. The Underlying Leases, Recorded Restrictions and mortgages or
---------
deeds of trust encumbering the Center held presently or in the future by Mortgagees (as hereinafter defined) and/or the holders of a pledge of rents payable hereunder are sometimes collectively called the "Senior Interests". Provided Landlord has complied with Section 13.3 hereof, this Lease is and shall be subject and subordinate to all Senior Interests.

                                                  [*] CONFIDENTIAL TREATMENT
                                                      PURSUANT TO RULE 406
                                                      WITH RESPECT TO DELETIONS
                                                      MARKED WITH AN ASTERISK

     SECTION 1.2 COMMENCEMENT AND EXPIRATION DATE OF TERM. The term of this Lease and the date upon which Tenant's obligation to commence paying Rental (the "Commencement Date") shall be the date which is the sooner to occur of (a) the date upon which Tenant has occupied all or any portion of the Leased Premises and has begun conducting normal business operations therein with the general public, or, provided that the Leased Premises are then Substantially Completed,
(b) the later to occur of (i) one hundred twenty (120) days after possession of the Leased Premises have been delivered to Tenant ready for Tenant to install its improvements in accordance with the Construction Schedule attached hereto as Attachment 3 or (ii) the Center Opening Date (as hereinafter defined). If Tenant
------------
shall at any time prior to Center Opening Date intend to commence the conduct of business operations in the Leased Premises, Tenant shall first give Landlord thirty (30) days prior written notice of such intent. The Center Opening Date is the date upon which Landlord elects to open the Center to the public, which date is currently contemplated to be November 16, 1998.

     Landlord grants Tenant two (2) options (each an "Option") to extend the term of the Lease for two (2) additional ten (10) year terms (each, an "Extended Term"). Each option is granted on the following terms and conditions:

     (a) Tenant shall exercise each Option by delivering written irrevocable and unconditional notice to Landlord of such exercise not later than eighteen (18) months prior to the expiration of the Lease term (or preceding Extended Term, as appropriate). If Tenant fails to exercise an Option by written notice to Landlord by the last day Tenant has a right to do so, Landlord shall remind Tenant by written notice (the "Option Notice") of Tenant's failure to exercise its option and Tenant's right to exercise such Option shall be extended to the thirtieth (30th) day following the date Landlord gives such notice. Without limiting the generality of the foregoing, if Tenant has neither exercised nor waived such Option and continues to occupy the Leased Premises after the expiration date of the Lease Term (or preceding Extended Term), such occupancy shall continue under the terms and provisions of this Lease, except that (i) Tenant may terminate this Lease on at least thirty (30) days' prior written notice, and (ii) Landlord may deliver an Option Notice at any time, whereupon Tenant may exercise the applicable Option within Thirty (30) days thereafter and if Tenant fails to execute such Option, the Lease shall be deemed terminated as of the thirtieth (30th) day after the giving of such Option Notice;

     (b) If the first Option is not exercised, the second option shall be null and void;

     (c) All terms and conditions of the Lease shall remain in full force and effect, except as follows:

         The Minimum Annual Rental for each Extended Term shall be equal to the sum of Non-IMAX Minimum Annual Rental and IMAX Minimum Annual Rental (as such terms are hereinafter defined). "Non-IMAX Minimum Annual Rental" shall be an amount equal to * percent (*%) of the sum of (i) the product obtained by multiplying (x) for the first Extended Term, $* or (y) for the second Extended Term, the Non-IMAX Minimum Annual Rental payable hereunder for the first Extended Term (without regard to, or deduction for, any abatement, offset or other reduction in Minimum Annual Rental to which Tenant may be entitled pursuant to the terms of this Lease) times a quotient equal to the Non-IMAX Breakpoint divided by the sum of the Non-IMAX Breakpoint and the IMAX Breakpoint (the "Denominator") plus, for the first Extended Term only, $* plus (ii) an amount equal to the average Percentage Rental payable hereunder with respect to the Non-IMAX Theatre space for the last three (3) Percentage Rent Lease Years immediately preceding the month in which the applicable Extended Term shall commence provided, however, for the first Extended Term only, the Non-IMAX Percentage Rent Factor shall be calculated (A) by assuming, solely for purposes of calculating the Non-IMAX Percentage Rent Factor in order to determine the Non-IMAX Minimum Annual Rental, the Non-IMAX Breakpoint for each Percentage Rent Lease Year in such three (3) Percentage Rent Lease Year period shall be deemed increased by multiplying each such Non-IMAX Breakpoint by a fraction in which the numerator is $* and the denominator is $*, provided that the adjustment made pursuant to this clause (A) shall not affect determination of the Denominator and (B) with an adjustment made to the Percentage Rental payable with respect to Non-IMAX Gross Sales in any such Percentage Rent Lease Year during such three
(3) Percentage Rent Lease Year period by recalculating Percentage Rental to include Deemed Gross Sales for any day as to which a Section 2.2(c) Condition existed with respect to Non-IMAX Theatre space and resetting the Non-IMAX Breakpoint at the amount set forth in Section 2.2(a) hereof (as so adjusted, the "Non-IMAX Percentage Rent Factor"). "IMAX Minimum Annual Rental" shall be * percent (*%) of the sum of (i) (x) for the first Extended Term, $ * or (y) for the second Extended Term, the IMAX Minimum Annual Rental payable hereunder for the first Extended Term (without regard to, or deduction for, any abatement, offset or other reduction in Minimum Annual Rental to which Tenant may be entitled pursuant to the terms of this Lease) times a quotient equal to the IMAX Breakpoint divided by the Denominator plus (ii) an amount equal to the average Percentage Rental payable hereunder for the IMAX Theatre space for the three (3) Percentage Rent Lease Years immediately preceding the month in which the applicable Extended Term shall commence; provided, however, the IMAX Percentage Rent Factor shall be calculated with an adjustment made to the Percentage Rental payable with respect to IMAX Theatre Gross Sales in any such Percentage Rent Lease Year during such three (3) Percentage Rent Lease Year period by recalculating Percentage Rental to include Deemed Gross Sales for any day as to which a Section 2.2(c) Condition existed with respect to IMAX Theatre space and resetting the IMAX Breakpoint at the amount set forth in Section 2.2(a) hereof (as so adjusted, the "IMAX Theatre Percentage Rent Factor").

          For purposes of determining changes to the IMAX Breakpoint and the Non-IMAX Breakpoint for an Extended Term (1) for purposes of determining the increase or decrease, as the case may be, of the Non-IMAX Breakpoint for the first Extended Term, the Non-IMAX Breakpoint shall be deemed to be increased from $10,000,000 to $11,875,000, (2) solely for purposes of determining the Non-IMAX Breakpoint for the first Extended Term, the term "Prior Non-IMAX Minimum Annual Rental" when used to determine the Non-IMAX Minimum Annual Rental Increase Amount or the Non-IMAX Minimum Annual Rental Decrease Amount in accordance with the paragraphs below, shall mean the Prior Non-IMAX Minimum Annual Rental as defined below, plus $375,000 and (3) for purposes of determining the increase or decrease, as the case maybe, of the IMAX Breakpoint for the first Extended Term, the IMAX Breakpoint shall remain unchanged.

          To determine the IMAX Breakpoint for an Extended Term when Minimum Annual Rental for the IMAX Theatre space for such Extended Term exceeds Minimum Annual Rental ("Prior IMAX Minimum Annual Rental") for the IMAX Theatre space for the twelve (12) calendar month period immediately preceding the month in which such Extended Term shall commence (i) determine the amount (the "Imax Minimum Annual Rental Increase Amount") by which Minimum Annual Rental for the IMAX Theatre space exceeds Prior Imax Minimum Annual Rental and (ii) increase the IMAX Breakpoint by an amount equal to the quotient obtained by dividing the Imax Minimum Annual Rental Increase Amount by ten (10%) percent.

          To determine the Non-IMAX Breakpoint when Minimum Annual Rental for the Non-IMAX Theatre space for such Extended Term exceeds Minimum Annual Rental ("Prior Non-IMAX Minimus Annual Rental") for the Non-IMAX Theatre space for the twelve (12) calendar month period immediately preceding the month in which such Extended Term shall commence (without regard to, or deduction for, any abatement, offset or other reduction in Minimum Annual Rental to which Tenant may be entitled pursuant to the terms and conditions of this Lease): (i) determine the amount (the "Non-IMAX Minimum Annual Rental Increase Amount") by which Minimum Annual Rental for the Non-IMAX Theatre space exceeds Prior Non-IMAX Minimum Annual Rental and (ii) increase the Non-IMAX Breakpoint by an amount equal to the quotient obtained by dividing the Non-IMAX Minimum Annual Rental Increase Amount by ten percent (10%).

          To determine the IMAX Breakpoint when Minimum Annual Rental for the IMAX Theatre space for such Extended Term is less than Prior IMAX Minimum Annual Rental (i) determine the amount (the "IMAX Minimum Annual Rental Decrease Amount") by which Minimum Annual Rental for the IMAX Theatre space is less than Prior IMAX Minimum Annual Rental and (ii) decrease the IMAX Breakpoint by an amount equal to the product obtained by multiplying the IMAX Minimum Annual Rental Decrease Amount times ten (10).
                       -----

          To determine the Non-IMAX Breakpoint when Minimum Annual Rental for the Non-IMAX Theatre space for such Extended Term is less than Prior Non-IMAX Minimum Annual Rental (i) determine the amount (the "Non-IMAX Minimum Annual Rental Decrease Amount") by which Minimum Annual Rental for the Non-IMAX Theatre space is less than Prior Non-IMAX Minimum Annual Rental and (ii) decrease the Non-IMAX Breakpoint by an amount equal to the product obtained by multiplying the Non-IMAX Minimum Annual Rental Decrease Amount times ten (10).

          For purposes of adjusting the IMAX Breakpoint and Non-IMAX Breakpoint for the Second Extended Term, all adjustments thereto shall be made to such Breakpoints after taking into account the adjustments to such Breakpoints made hereunder for the first Extended Term.

     Attachment 5 attached hereto provides examples of the aforementioned Breakpoint adjustment formulas. In the event of any conflict between the formulas and the examples depicted in Attachment 5, the examples shall control.


                                   ARTICLE 2
                                    RENTAL

     SECTION 2.1    MINIMUM ANNUAL RENTAL.

     (a) Tenant agrees to pay to Landlord, as the minimum annual rental ("Minimum Annual Rental") during the Lease term, the sum set forth in the Data Sheet, which sum shall be payable by Tenant in currency of the United States in equal consecutive monthly installments in the sum set forth in the Data Sheet, on or before the first day of each month, in advance. The Minimum Annual Rental, together with all other Rental payable hereunder shall be payable at the address set forth in the Data Sheet under "Address for Rental Payments" or such other place as the Landlord may designate, without any prior demand therefor and, except as otherwise expressly provided in this Lease, without any deduction or offset whatsoever. The first full calendar month's installment of Minimum Annual Rental is payable by Tenant to Landlord no later than ten (10) days prior to the Commencement Date.

     (b) Should the Commencement Date fall on a day other than the first day of a calendar month, then the installment of Minimum Annual Rental for such partial month shall be one-three hundred and sixty-fifth

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                                                  (*) CONFIDENTIALITY TREATMENT
                                                      PURSUANT TO RULE 406
                                                      WITH RESPECT TO DELETIONS
                                                      MARKED WITH AN ASTERISK

(1/365th) of the Minimum Annual Rental multiplied by the number of days remaining in the month and the prepaid rental described in subsection (a) above shall be credited against the immediately following full calendar month. Should any Lease Year contain less than twelve (12) calendar months, said Minimum Annual Rental shall be prorated by multiplying the applicable Minimum Annual Rental for such Lease Year by a factor, the numerator of which shall be the number of days in such Lease Year, and the denominator shall be 365.

      For purposes of allocating that portion of Minimum Annual Rental between the IMAX Theatre space and the Non-IMAX Theatre space, (x) Minimum Annual Rental for the IMAX Theatre space shall equal the product obtained by multiplying the Minimum Annual Rental times a fraction in which the numerator is the IMAX
                      -----
Breakpoint and the denominator is the Denominator and (y) Minimum Annual Rental for the Non-IMAX Theatre space shall equal the product obtained by multiplying Minimum Annual Rental times a fraction in which the numerator is the Non-IMAX
                      -----
Breakpoint and the denominator is the Denominator.

   SECTION 2.2     PERCENTAGE RENTAL.

   (a) In addition to payment of the Minimum Annual Rental, as hereinbefore provided, Tenant shall pay to Landlord, as Percentage Rental, a sum equal to the Percentage Rent Percentage of all Gross Sales (as hereinbelow defined) in, on or from the Leased Premises during each Percentage Rent Lease Year (as hereinafter defined) in excess of the "Breakpoint" described in the Data Sheet. Should any Percentage Rent Lease Year be shorter or longer than a twelve-month period, then solely for the purpose of calculating Percentage Rental for such Percentage Rent Lease Year, the IMAX and Non-IMAX Breakpoint shall be deemed to be proportionately decreased or increased, as the case may be, based upon the number of days in such Percentage Rent Lease Year less than or in excess of three hundred sixty-five (365) days. If during any Percentage Rent Lease Year Tenant shall occupy less than the entire Leased Premises, then, solely for purposes of calculating Percentage Rental for any such year, the applicable Non-IMAX Breakpoint shall be proportionately decreased based upon the daily number of auditoria in the Non-IMAX Theatre space being occupied by Tenant during any such Percentage Rent Lease Year over the entire number of auditoria in the Non-IMAX Theater space and the IMAX Breakpoint shall be proportionately decreased based upon the number of days the IMAX Theatre space is occupied by Tenant during any such Percentage Rent Lease Year.

   (b) The term "Percentage Rent Lease Year" shall mean each twelve (12) calendar month period commencing on the first day of April and ending on the last day of the next following March occurring from and after Commencement Date during the Lease term; provided, however, that (i) the first Percentage Lease Rent Year shall be the period from the Commencement Date to the March 31st next following the first anniversary of the Commencement Date, and (ii) the last Percentage Rent Lease Year shall also mean such lesser period of time between the end of the last full Percentage Rent Lease Year during the Lease term, and the expiration date or date of earlier termination of this Lease, if such final period is less than twelve (12) full calendar months; provided, further, that the first Percentage Rent Lease Year shall begin (1) on the first day of the calendar month in which the Commencement Date occurs if the Commencement Date is not the first day of the calendar month and occurs on or before the fifteenth
(15th) day of a calendar month or (2) on the first day of the calendar month immediately following the calendar month in which the Commencement Date occurs if the Commencement Date is not the first day of the calendar month and occurs after the fifteenth (15th) day of a calendar month; provided that in any event, Gross Sales shall include Gross Sales from the Commencement Date to the commencement of the first Percentage Rent Lease Year. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to a credit against its obligation to pay Percentage Rental equal to: $*, for each of the sixth
(6th) through the tenth (10th) Percentage Rent Lease Years; $*, for each of the eleventh (11th) through the fifteenth (15th) Percentage Rent Lease Years; and $*, for each of the sixteenth (16th) through the twentieth (20th) Percentage Rent Lease Years. The foregoing credits shall only apply against Tenant's obligation to pay Percentage Rental, unused credits shall not carry forward to the following Percentage Rent Lease Years and no credits shall be applicable during Extension Terms however in any Percentage Rent Lease Year for which Percentage Rental is due, irrespective of whether the Percentage Rental is payable monthly or annually, Percentage Rental for such Percentage Rent Lease Year shall not be payable until the amount of Percentage Rental exceeds the aforementioned annual credit amount.

   (c) Percentage Rental with respect to the Non-IMAX Theatre Gross Sales shall be payable on a monthly basis commencing with the first month in any Percentage Rent Lease Year that Non-IMAX Theatre Gross Sales (as estimated by Tenant in good faith based on Tenant's books and records) for such month, together with Non-IMAX Theatre Gross Sales for the prior months in such Percentage Rent Lease Year, exceed the Non-IMAX Breakpoint for such Percentage Rent Lease Year. Percentage Rental with respect to IMAX Theatre Gross Sales shall be payable on a monthly basis commencing with the first month in any Percentage Rent Lease Year that IMAX Theatre Gross Sales (as estimated by Tenant in good faith based on Tenant's books and records) for such month, together with IMAX Theatre Gross Sales for the prior months in such Percentage Rent Lease Year, exceed the IMAX Breakpoint for such Percentage Rent Lease Year. If Percentage Rental with respect to Non-IMAX Theatre Gross Sales and/or IMAX Theatre Gross Sales is due for any calendar month as provided herein, then, in such event, Tenant shall contemporaneously with the delivery of the applicable Monthly Statement (as defined in Section 3.2(b) below) pay the amount of Percentage Rental due Landlord pursuant to subsection 2.2(a) above. It is expressly understood and agreed that in the event the Commencement Date shall occur prior to the Center Opening Date, or if the First Percentage Rent Year shall be longer than 365 day, then, in such event, any Gross Sales for the period

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

commencing on the Commencement Date, and ending the day immediately preceding the Center Opening Date shall be included in Gross Sales for the first Percentage Rent Lease Year of the Term and the Non-IMAX Breakpoint and IMAX Breakpoint figures, as the case may be, for said first Percentage Rent Lease Year shall be determined in the manner set forth in subclauses (A) and (B) below to take into account (i) the number of days occurring from and including the Commencement Date, to and including the day immediately preceding the Center Opening Date (the "Initial Theatre Opening Period") and (ii) with respect to the Non-IMAX Theatre space (exclusive of the IMAX Theatre Space), the weighted average (the "Weighted Average of Auditoria") of the aggregate number of auditoria in the Non-IMAX Theatre space open for business, which shall be determined by counting the number of auditoria open for business during each day during the Initial Theatre Opening Period and dividing such sum by the total number of auditoria in the Non-IMAX space. Accordingly, in the event the Commencement Date shall occur prior to Center Opening Date, the Breakpoints for the first Percentage Rent Lease Year shall be increased as follows:

               (A) with respect to the Non-IMAX Theatre Gross Sales, the Non-IMAX Breakpoint shall be increased by an amount equal to the product of (1) the Weighted Average of Auditoria in the Non-IMAX Theatre space times (2) the Non-IMAX Breakpoint times (3) (x) a fraction equal to the aggregate number of days in the first Initial Theatre Opening Period divided by 365; and

               (B) with respect to the IMAX Theatre Gross Sales, the IMAX Breakpoint shall be increased by an amount equal to the product of (1) the IMAX Breakpoint times (2) the aggregate number of days that the IMAX Theatre is open during the Initial Theatre Opening Period divided by 365. Provided, however, if at any time the IMAX Theatre contains more than one screen, the IMAX Breakpoint shall be adjusted in accordance with subparagraph (A) above with the Weighted Average of Auditoria calculated by counting screens in the IMAX Theatre auditoria.

               From and after the first Percentage Rent Lease Year and subject to the first paragraph of this Section 2.2(c) and the following paragraph, if during any Percentage Rent Lease Year Tenant shall cease to conduct normal business operations in all or any portion of the auditoria contained in the Leased Premises other than pursuant to the circumstances described in the following paragraph, (it being agreed that normal business operations shall be deemed to include temporary cessations of business operations of not more than thirty (30) days in the aggregate during such Percentage Rent Lease Year due to remodeling, reletting or other business purpose), then, solely for the purposes of calculating Percentage Rental during such Percentage Rent Lease Year, the applicable IMAX Breakpoint and/or Non-IMAX Breakpoint shall be proportionately decreased based upon the Weighted Average of Auditoria in those portions of IMAX Theatre space and/or Non-IMAX Theatre space in which normal business operations were not so conducted from time to time during such Percentage Rent Lease Year in excess of thirty (30) days relative to the aggregate seating capacity in the IMAX Theatre space and/or Non-IMAX Theatre space, as applicable. Said thirty (30) day period shall be proportionately decreased or increased, as the case may be, for any Percentage Rent Lease Year which is shorter than or longer than twelve (12) months.

               From and after the Commencement Date, and subject to the first paragraph of this Section 2.2(c) (with respect only to the first Percentage Rent Lease Year), if, during any Percentage Rent Lease Year, Tenant shall cease to conduct (or, with respect to clause (ii) of this paragraph, Tenant shall not resume conducting) normal business operations in all or any portion of the auditoria of the Leased Premises and a Section 2.2(c) Condition exists, then for the period in which (x) Tenant shall not be so conducting normal business operations and (y) a Section 2.2(c) Condition exists, Deemed Gross Sales (as hereinafter defined) shall be attributed to such portion or portions of the auditoria of the Leased Premises in which normal business operations are not so conducted. A "Section 2.2(c) Condition" shall be deemed to exist (i) during the period which commences on the date of any damage, destruction or condemnation to all or any portion of the Leased Premises and ending on the day immediately preceding the second (2nd) anniversary thereof, (ii) during the period commencing on the first anniversary of the date the Leased Premises are reconstructed in accordance with Landlord's obligations under Article 17 and 18, (iii) during any period in which Tenant is occupying space in the auditoria of the Leased Premises and willfully ceases conducting normal business operations therein, or (iv) at any time during the term of this Lease (other than a time when the facts or circumstances set forth in clauses (i), (ii), or (iii) of this paragraph are applicable) where all of the following facts or circumstances exist with respect to all or any portion of the auditoria of the Leased Premises which is vacant (w) Tenant is not actively marketing such space a for sublease (x) Tenant is not actively negotiating a sublease with respect to the space, (y) Tenant is not preparing to negotiate a contract to perform, negotiating a contract to perform, under contract to perform, or performing alterations or additions with respect to such space and (z) there does not exist a strike or other labor difficulty or non-compliance with Laws and Ordinances which has caused such space to not be used for transacting normal business operations, or, if any of such conditions exists, Tenant is not working diligently to restore business operation. It is the

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                                           [*] CONFIDENTIAL TREATMENT
                                               PURSUANT TO RULE 406
                                               WITH RESPECT TO DELETIONS
                                               MARKED WITH AN ASTERISK

          intention of Landlord and Tenant that the provisions of this and the foregoing paragraph be applied consistently and in a manner such that with respect to the Leased Premises on any day during which the provisions of this paragraph apply, the foregoing paragraph will not apply. Notwithstanding anything to the contrary contained in this Lease, there shall not be any period during which both Deemed Gross Sales and Breakpoint adjustments are applied with respect to such period.

          Each Percentage Rent Lease Year shall be considered as an independent accounting period for the purpose of computing the amount of Percentage Rental due, if any. Attachment 5 attached hereto provides
                                          ------------
          examples of the aforementioned Breakpoint adjustments.

          (d) The term "GROSS SALES" shall mean the entire amount of (i) Box
                        -----------
Office Receipts (as hereinafter defined) and (ii) the actual sales price of all merchandise sold and/or rented, at or from the Leased Premises whether made for cash, by check, by debit amount, or on credit, including, without limitation, transactions (including mail, telephone, facsimile or electronic orders) where the orders therefor originate from or are accepted at the Leased Premises, but delivery or performance thereof is made elsewhere and even though payment is made at or from another location, it being understood that Gross Sales shall not include returns to suppliers or manufacturers of merchandise delivered to but not sold at the Leased Premises, and it being further understood that references in this Lease to Gross Sales shall not, however, ever be deemed to include Theatre Permitted Exclusions (as hereinafter defined) and any other amounts specifically excluded from Gross Sales in this Section 2.2(d). Gross Sales shall include (A) the value of gift or merchandise certificates (other than gift or merchandise certificates for which no consideration was received) which have been redeemed for merchandise at the Leased Premises with respect to transactions which are not included within Theatre Permitted Exclusions, (B) all deposits received from customers for admission tickets, merchandise or use of one or more auditoria at the Leased Premises (which shall be included in Gross Sales in the Percentage Rent Lease Year deposited) and (C) all amounts received in respect of claims for loss of or damage to merchandise at the Leased Premises in excess of the original cost of same. Each charge or sale upon installment or credit at the Leased Premises, to the extent not already taken into account in the definition of Box Office Receipts, shall be treated as a sale for the full price in the month during which such charge or sale is made, unless actual payment is not received until a later date in which event Gross Sales shall include such payment when such payment is actually received. For the purpose of ascertaining the amount of Gross Sales upon which the payment of Percentage Rental is to be computed hereunder, the following shall be excluded ("Theatre Permitted Exclusions") from Gross Sales to the extent not already taken into account in the definition of Box Office Receipts or Gross Sales: (1) the transfer of merchandise anticipated to be sold in the Leased Premises between stores and other theatres of Tenant or its Affiliates where such transfer is made solely for the convenient operation of Tenant's business and not sold for the purpose of avoiding payment of Percentage Rental; (2) sales of trade fixtures or equipment of the Leased Premises after use thereof, which are not part of Tenant's stock in trade and not sold in the regular course of Tenant's business and not sold for the purpose of avoiding payment of Percentage Rental;
(3) the amount of cash or credit refunds made to customers in respect of transactions previously included within Gross Sales (which shall be deducted from Gross Sales in the month such amount is refunded) but not exceeding the actual selling price of the merchandise returned by the purchaser and accepted by Tenant; (4) the sale of merchandise certificates or gift certificates at the Leased Premises; (5) the actual dollar amount of discount given to employees as a result of actual sales at the Leased Premises at a discount to employees of Tenant, provided that the full remaining amount of the sale shall have been included in Gross Sales and provided further that the full amount of such discount sales shall not exceed * (*%) percent of Gross Sales during the period for which Gross Sales is being calculated; (6) the amount of any municipal, county, State or Federal sales, luxury or excise tax on such sales at the Leased Premises, provided such tax is both added to the selling price (or absorbed therein) and paid to the taxing authority by Tenant (but not paid to the taxing authority by any vendor of Tenant), provided, however, that Gross Sales shall not in any event whatsoever be reduced by reason of any franchise or capital stock tax or any income or similar tax based upon income, profits or gross sales; (7) commissions or charges paid to credit card companies with respect to the Leased Premises (charges paid by Tenant to credit card companies which charges do not relate to sales at the Leased Premises shall not be deemed Theatre Permitted Exclusions); (8) bad debts or uncollectible accounts with respect Box Office Receipts or merchandise sales in the Leased Premises not to exceed * (*%) percent of Gross Sales during the period for which Gross Sales is being calculated, provided that if any bad debts and/or uncollectible accounts shall be collected prior to the Expiration Date of Term, any such amounts shall be included in Gross Sales when collected; (9) insurance proceeds or condemnation awards (except as expressly included in (C) above) allocated to the Leased Premises; (10) the sales price of merchandise sold by electronic ordering devices at the Leased Premises, which merchandise is (x) not delivered, mailed or shipped by Tenant or an Other Occupant or their respective Affiliates or (y) sold for the account of Persons which do not otherwise operate a business at the Leased Premises other than electronic ordering devices; (11) amounts received with respect to food and/or beverages sold in the Leased Premises for consumption while in the Leased Premises; and (12) revenue and the value of Goods received by Tenant for allowing another Person to display, advertise, promote or give away products or services in the Leased Premises. The term "Tenant" shall include Tenant and any Other Occupant of all or any portion of the Leased Premises for purposes of the definition of Box Office Receipts, this
Section 2.2 and any other provisions of this Lease where such use is required for proper determination, allocation, and confirmation of Gross Sales. A "sale" shall be deemed to have been consummated for the purposes of this Lease, and the entire amount of the sales price shall be included in Gross Sales, at such time determined pursuant to generally accepted accounting principles ("GAAP"). For purposes of this Lease, "Box Office Receipt" shall mean the receipts of Tenant arising from the sale of admission tickets for viewing cinema

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

(including, without limitation, conventional motion pictures, large format motion pictures and the technological evolution thereof), or other participatory and passive activities in the Leased Premises' auditoria, or in the case of a Four-Wall Deal, the amounts received by Tenant for use of one or more auditoria at the Leased Premises, after first deducting:

          (a)  all governmental admission taxes, sales taxes and excise taxes;

          (b)  gross receipts taxes;

          (c)  all refunds;

          (d)  all third party fees charged in connection with admission passes;

          (e) operating expenses arising from special shows, including, without limitation, the foregoing, stage shows, vaudeville plays, concerts, television, or any Feature other than the exhibition of motion pictures in excess of the amount that would have been incurred for the exhibition of a conventional motion picture or IMAX product;

          (f) if a license agreement entered into between a distributor of films and Tenant provides for the payment of film rental for any particular week in excess of forty (40%) percent of Tenant's Box Office Receipts; provided that, where the licensor is an Affiliate, the license fee shall not exceed the license fee that would be charged in an arms-length transaction to unrelated third parties, for that particular week in respect of the exhibition of a motion picture film at the Leased Premises, then the amount of such excess film rental shall be deducted from the Box Office Receipts. For example, if Tenant exhibits a motion picture and if the Box Office Receipts from the exhibition of that picture during the week are $60,000.00, and if the film rental for that week and for that picture is $27,000.00, then the film rental exceeds forty (40%) percent of the Box Office Receipts (40% x $60,000.00) by $3,000.00. As a result, upon the foregoing facts Tenant would deduct $3,000.00 from $60,000.00 and report the Box Office Receipts as $57,000.00 instead of $60,000.00 for the purpose of computing Percentage Rental. A week for a particular picture shall be measured from the date that such picture first opens to the public at the Leased Premises and each subsequent week shall be similarly measured;

          (g) charges paid by Tenant or its patrons to credit card companies with respect to ticket sales in accordance with a credit card purchase plan; and

          (h) any additional charge in the admission price over and above the regular box office admission price on account of the sale of tickets via
     (i) automated ticketing vending machines owned by persons other than Tenant or its Affiliates or any Other Occupant or (ii) an unaffiliated ticket vending service paid to an independent party in an arms-length transaction (or if the equipment is owned by Tenant or any other entity other than such independent party, the amount that Tenant reasonably estimates would be paid to such independent party in an arms-length transaction, had Tenant rented such equipment with respect to such transaction).

     "Four Wall Deal" shall mean an arrangement between Tenant and a bona fide third party dealing at arm's length with Tenant whereby such third party is granted a license to use such auditorium or auditoria forming part of the Leased Premises and Tenant furnishes all services in connection with the exhibition of the motion picture, such as personnel to operate the theater, but does not furnish the license to exhibit the motion picture and such third party pays to Tenant a flat fee per day, per week or any other period of time for the use of such auditorium or auditoria, and whereby all admissions paid for entry to the auditorium or auditoria are received by such third party for its own account, and no part thereof, except the flat fee hereinbefore referred to, is payable to Tenant.

     Any amounts included in Box Office Receipts shall not be included in the calculation of merchandise sold and/or rented and any amounts included in the calculation of merchandise sold and/or rented shall not be included in Box Office Receipts.

     "Deemed Gross Sales" shall mean, with respect to any period (a "Deemed Gross Sales Period") that any auditoria (a "Deemed Gross Sales Portion") in the Leased Premises in which a Section 2.2(c) Condition applies, the average Gross Sales, achieved in the Deemed Gross Sales Portion during the Deemed Gross Sales Period computed based on the actual Gross Sales achieved in such portion during the immediately preceding three (3) Percentage Rent Lease Years, or, if there shall have been less than three (3) Percentage Rent Lease Years prior to the occurrence of the circumstances requiring determination of Deemed Gross Sales, then based on Gross Sales in the Deemed Gross Sales Portion during the immediately preceding Percentage Rent Lease Year, or, if Deemed Gross Sales is required to be determined during the first Percentage Rent Lease Year, then as Landlord and Developer shall equitably determine, provided, however, that in the event the first Percentage Rent Lease Year shall be more than twelve (12) calendar months, then Deemed Gross Sales for such Percentage Rent Lease Year shall be prorated on a fiscal year basis in the same manner as adjustments are made in IMAX Breakpoint and Non-IMAX Breakpoint described in the first paragraph of Section 2.2(c).

   SECTION 2.3     TENANT'S TAX OBLIGATIONS.

   (a) For purposes of this Lease, the terms "tax" and "taxes" shall mean and include all taxes, surcharges, assessments, levies, fees and other governmental charges and impositions of every kind or nature, regular or special, direct or indirect, presently foreseen or unforeseen or known or unknown, levied or assessed by municipal, county, state, federal or other governmental taxing or assessing authority, and shall include, without limitation, all transit taxes, possessory interest taxes associated with the Leased Premises and assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Lease term), water, sewer or similar rents, rates and charges, excises, vault license fees or rentals, license fees, permit fees, inspection fees or other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed in lieu of or in substitution of any of the foregoing of every character (provided, however, permit fees, inspection fees, utility hook-up fees and deposits and other similar impositions relating to Landlord's Work shall not be payable by Tenant). Tenant agrees to pay to Landlord its Proportionate Share, determined and payable in accordance with Section 2.4 below, of all taxes levied or assessed during or with respect to each fiscal tax year falling in whole or in part during the term of this Lease (i.e., from and after the Commencement Date) by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to the Center, or any portion thereof, but expressly excluding any gross receipts or similar taxes payable by Landlord either directly or pursuant to the Underlying Leases, irrespective of whether the same are assessed as real or personal property taxes. The taxes payable by Tenant pursuant to this subsection (a) which are levied or assessed for the fiscal tax year in which the term of this Lease commences and for the fiscal tax year in which the term of this Lease ends shall be prorated on a daily basis.

   (b) Should the federal government, State of California or any political subdivision thereof or any governmental taxing or assessing authority, directly or indirectly by way of substitution for or in lieu of or in addition to or in any other way directly or indirectly used or intended to provide revenues to fund all or any part of revenues theretofore provided or services theretofore funded by all or any part of the taxes otherwise required to be paid in whole or in part by Tenant pursuant to this Section 2.3 or Section 22.1, whether presently foreseen or unforeseen or known or unknown, either (i) impose a tax of any kind or nature upon, against, in connection with or with respect to the rentals or other charges payable by Landlord (or any landlord under either of the Underlying Leases) to a landlord under an Underlying Lease or to Landlord by Tenant or other tenants in or occupants of the Center or on the income of Landlord derived from the Center or on Center revenues or on Landlord's (or the Persons which constitute the equity owners of Landlord) ownership of the Center or any portion thereof or interest therein, or any direct or indirect tax whatsoever other than the taxes otherwise required to be paid in whole or in part by Tenant pursuant to this Section 2.3 or Section 22.1, and/or (ii) impose a tax of any kind or nature upon, against or with respect to any parking facilities (or the number of parking spaces therein) hereafter incorporated into the Center by Landlord, and/or (iii) reappraise, or determine that the method utilized by Landlord in determining property taxes to be incorrect, or redetermine the method upon which property taxes are imposed against the Center from time to time by virtue of a change in the ownership of Landlord's interest or otherwise by operation of law and/or (iv) impose a charge for assessments, taxes, fees, levies and charges imposed by governmental agencies for services such as fire protection, sidewalk and road maintenance, refuse removal and other public services generally provided without charge to property owners or occupants prior to June 1978 (that being the date of the adoption of Proposition 13 by the voters of the State of California), then, in any such case, the same shall be deemed to constitute a tax payable by Tenant under this Lease and Tenant shall pay to Landlord its Proportionate Share thereof (or all thereof, with respect to taxes relating to items (i) through (v) of Section 22.1) as determined and billed by Landlord.

   (c) Notwithstanding the foregoing provisions of this Section 2.3, (i) Tenant shall not pay or reimburse Landlord hereunder for any (a) franchise, corporate or capital stock taxes levied or assessed against Landlord or (b) estate, inheritance, succession or gift taxes of Landlord, (ii) taxes shall in no event include income taxes measured by the net income of Landlord or capital gains attributable to Landlord or the Center, whether based solely on this Lease or based on all sources, (iii) any taxes based upon the sale of Landlord's interest in the Center, and (iv) any taxes based upon a refinancing of debt secured by an interest in the Center.

   (d) Upon receipt of tax bills pertaining to taxes payable by Tenant, Landlord shall furnish Tenant with a written statement in reasonable detail setting forth Landlord's calculation of the amount of Tenant's Proportionate Share of such taxes, which amount shall be paid by Tenant within ten (10) days of receipt of such statement. Alternatively, Landlord may reasonably estimate and bill Tenant for such taxes in advance and Tenant's Proportionate Share of all the aforesaid taxes, as determined by Landlord, shall be paid in installments on or before the first day of each calendar month (or such longer period as Landlord may determine), in advance, in the amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right to reasonably revise its estimate from time to time and notwithstanding anything to the contrary contained herein, Landlord agrees that all demands for payment of taxes hereunder shall relate only to the tax required to be paid to the taxing authority during the then current tax year and any estimate of Tenant's payment of its Proportionate Share of taxes shall be based on Landlord's reasonable estimate of the taxes due and payable for the current tax year. If the total amount of estimated taxes paid by Tenant under this Section for any calendar or tax fiscal year during the term of this Lease shall be less

                                               [*] CONFIDENTIAL TREATMENT
                                                   PURSUANT TO RULE 406
                                                   WITH RESPECT TO DELETIONS
                                                   MARKED WITH AN ASTERISK

than the actual amount due from Tenant for such year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar or fiscal year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against any payments thereafter coming due from Tenant to Landlord hereunder. In the event Landlord contests any taxes levied or assessed during the term hereof upon, against or with respect to the Center or any portion thereof or interest therein, Tenant agrees to pay to Landlord a proportion of all costs incurred by Landlord in connection therewith which proportion shall not exceed that proportion which the Floor Area in the Leased Premises bears to the aggregate Floor Area of the Center. To the extent Landlord receives a refund with respect to a reduction in taxes, Tenant's Proportionate Share of such refund shall be credited against the next payment due from Tenant to Landlord. A copy of a tax bill or statement or assessment notice submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes assessed or levied against the property to which such bill relates. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. The failure of Tenant to pay any tax or other amount payable directly to the taxing authority or to Landlord under this Section either prior to delinquency (in the case of taxes payable by Tenant directly to the taxing authority) or within ten (10) days after receipt by Tenant from Landlord of a statement therefor (in all other cases) shall carry with it the same consequences as Tenant's failure to pay Minimum Annual Rental. Tenant must pay or reimburse Landlord, as the case may be, for any fine, penalty, interest or cost which may be added by the collecting authority for the late payment or nonpayment of any tax required to be paid by Tenant hereunder.

   SECTION 2.4      TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES.

   (a) Tenant agrees to pay to Landlord in the manner hereinafter provided, but not more often than once each calendar month: (1) Tenant's Proportionate Share (as hereinbelow determined) of all costs and expenses (collectively, "Operating Expenses") of every kind and nature paid or incurred, directly or indirectly, by Landlord in operating, equipping, policing and protecting, lighting, heating, ventilating, air conditioning, providing sanitation and sewer and other services, insuring (including the payment of deductible amounts under insurance policies), painting, repairing, replacing and maintaining the Common Areas and buildings and other improvements comprising the Center; such costs and expenses shall include, but shall not be limited to, the cost of: illumination and maintenance of signs, located on the site of the Center; refuse disposal, water, gas, sewage, electricity and other utilities including (without limitation) any and all usage, service, or charges pertaining to same; maintenance and operation of any temporary or permanent utility, including a sewage disposal system, within or without the Center, built, operated and/or maintained for the specific purpose of servicing the Center, together with service charges; compliance with rules, regulations and orders of governmental authorities pertaining, for example, to air pollution control; cleaning, lighting, striping and landscaping; curbs, gutters, sidewalks, alleyways, drainage and irrigation ditches, conduits and pipes located on or adjacent to the Center; premiums for liability, casualty, property and any other insurance required to be maintained by Landlord hereunder or otherwise maintained by Landlord pursuant to Mortgagee requirements or the requirements of any landlord under an Underlying Lease; marketing and promotional expenses for the Center; software expenses related to the operation of the Center (e.g. for programming of the Gateway, security, fire and safety); supplies; maintenance and replacement of equipment supplying music to the Center; depreciation of equipment used in the operation or maintenance of the Center; a reserve for the estimated annual costs of periodic maintenance of exterior surfaces, including painting; total compensation and benefits (including premiums for worker's compensation and other insurance) paid to or on behalf of employees or contractors or licensees involved in the performance of the work specified in this Section 2.4; plus (2) an amount equal to Tenant's Proportionate Share of (a) if Landlord elects to use a third party management company which is not an Affiliate of Landlord, the actual management fee paid by Landlord, provided that such fee does not exceed * percent (*%) of the total rent received by Landlord at the Center, or (b) if Landlord elects to self manage the Center, or if an Affiliate of Landlord manages the Center, an amount equal to * percent (*%) of the total Common Area Operating Expenses (exclusive of insurance premiums and real property taxes). Notwithstanding the foregoing, Operating Expenses shall not include:

       (i) any cost representing an amount paid to a related firm or corporation of Landlord to the extent that it is in excess of the amount that would be paid in the absence of such relationship;

       (ii)  any fine, penalty or indemnity;

       (iii) the cost of electricity and/or other goods or services furnished to premises leased to tenants if such goods and services are not furnished to Tenant;

       (iv)  brokerage and/or leasing commissions;

       (v) costs of repairs and/or replacements incurred by reason of fire or other Casualty or Takings;

       (vi)  cost of performing work for any tenant;

       (vii) the cost of performing any structural repairs and the cost of replacements of the roof;

                                              [*] CONFIDENTIAL TREATMENT
                                                  PURSUANT TO RULE 406
                                                  WITH RESPECT TO DELETIONS
                                                  MARKED WITH AN ASTERISK

       (viii) any improvements installed and/or work performed by Landlord in order to comply with the requirements for obtaining a permanent certificate of occupancy for the Center or any portion thereof and/or the renewal of any temporary certificates of occupancy;

       (ix) debt service and ground rent and/or any other costs associated with the purchase, sale, financing, leasing or renting of the Center;

       (x) costs of repairs or replacements of the construction of the Center arising from defects in the initial construction of the Center;

       (xi) accounting and/or other professional consulting fees, except in connection with the preparation of statements of Operating Expenses;

       (xii) expenditures for the initial construction, equipping and/or completion of the Center or any additions thereto or new buildings therein in accordance with all applicable Laws and Ordinances;

       (xiii) insurance premiums with respect to coverage other than that described in Section 11.2 of this Lease or to the extent such premiums cover more than the Common Areas of the Center;

       (xiv) legal expenses incurred with respect to actions against individual tenants (including without limitation actions to enforce Rules and Regulations or the provisions of Exhibit I of this Lease);

       (xv) in the event that Landlord fails to maintain any insurance required to be maintained pursuant to this Lease, any loss which would have been covered by the applicable insurance; and

       (xvi) the costs of remediating Hazardous Materials by Landlord except to the extent otherwise provided in Section 7.05(d).

Notwithstanding the foregoing, mortgage interest charges incurred by Landlord and rent payable to the Landlords under the Underlying Leases and not expressly otherwise payable by Tenant hereunder shall not be included in computing Tenant's Proportionate Share of expenses hereunder. The "Proportionate Share" so to be paid by Tenant shall be that portion of the foregoing costs and expenses which the Floor Area in the Leased Premises bears to the aggregate Floor Area of the Center.

  (b) Tenant's Proportionate Share of such costs and expenses for each lease year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount reasonably estimated by Landlord from time to time. Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of Tenant's Proportionate Share of such costs and expenses for such period. If the total amount paid by Tenant under this Section for any such year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next payment due from Tenant to Landlord. Unless Tenant takes exception to any statement of costs and expenses delivered to Tenant pursuant to this Section 2.4, or to any other statement delivered to Tenant pursuant to Sections 2.3 or 2.8 hereof, which exception must be made by written notice to Landlord within twenty-five (25) months after Landlord provides such statement to Tenant, such statement shall be considered final and binding on Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such statements and accordingly that time is of the essence with respect thereto. With respect to Operating Expenses, there are numerous costs which may be passed through by Landlord to Tenant. If any such cost is capable of being passed through under more than one provision of this Lease, it shall be passed through under only one provision to the end that in no event shall Tenant be charged twice with respect to the same cost.

  (c) At its option, Tenant may at any time upon five (5) business days' prior written notice to Landlord, cause a complete audit to be made by an auditor selected by Tenant of the entire records and operations of Landlord relating to Operating Expenses, and for the period covered by any statement issued or required to be issued by Landlord pursuant to this Lease. Landlord shall make available to Tenant's auditor either in San Francisco or at the office of Landlord's accountant in the continental United States within five (5) business days following Tenant's notice requiring such audit, all of the books, source documents, accounts, records and reports of Landlord which Tenant's auditor deems reasonably necessary or desirable for the purpose of making such audit.
If such audit discloses that Landlord's calculation of Tenant's Proportionate Share of Operating Expenses as previously reported for the period audited were overstated, Landlord shall immediately reimburse to Tenant the overpayment for the period audited. Further, if such overstatement of Tenant's Proportionate Share of Operating Expenses was in excess of * percent (*%) of the actual amount of Tenant's Proportionate Share of Operating Expenses as disclosed by such audit, Landlord shall immediately pay to the Tenant the cost of such audit. If any audit shall be commenced by Landlord or if there shall arise a dispute concerning Operating Expenses, then, and in any such event,

                                           [*] CONFIDENTIAL TREATMENT
                                               PURSUANT TO RULE 406
                                               WITH RESPECT TO DELETIONS
                                               MARKED WITH AN ASTERISK

Landlord's books of account and records shall be preserved and retained until such audit has been completed or there has been a final resolution or final determination of such dispute or any related litigation.

   SECTION 2.5       [INTENTIONALLY DELETED]

   SECTION 2.6       [INTENTIONALLY DELETED]

   SECTION 2.7 LEGAL RENT RESTRICTION. If any Rental payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of the effect of any Laws or Ordinances or any requirements, obligations or conditions arising under any Senior Interests, Tenant shall enter into such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such rent restriction, the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and Tenant shall pay to Landlord within thirty (30) days following notice from Landlord of the termination of such rent restriction, to the maximum extent legally permissible, an amount equal to the rents which would have been paid pursuant to this Lease but for such rent restriction less the Rental paid by Tenant during the period that such rent restriction was in effect.

   SECTION 2.8 GMOS PAYMENTS. The Agency requires under the Ground Lease that Landlord herein charge and collect from Tenant (and act as Agency's collection agent for) Tenant's Proportionate Share of Agency expenditures for the maintenance and operation of the Yerba Buena Gardens and Howard Street Bridge. The amounts required to be charged and collected from Tenant as aforesaid are called "GMOS". The initial aggregate annual amount of such GMOS for all tenants of the Center is estimated to be approximately $ *, and such annual GMOS amount is subject to annual increase in accordance with the Consumer Price Index for Urban Wage Earners and Clerical Workers (San Francisco/Oakland), subject to a compounded annual average rate limit of * percent (*%) per annum, pursuant to the terms of the Ground Lease.


   Commencing on the Center Opening Date, Tenant shall pay as additional rental to Landlord its Proportionate Share of GMOS in monthly installments, as calculated by Landlord, payable in advance on the first day of the month. Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of Tenant's Proportionate Share of GMOS for such period. If the total amount paid by Tenant under this Section for any such year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next payment due from Tenant to Landlord.

   SECTION 2.9 GRAND OPENING FUND. Tenant shall pay a one-time non-recurring Grand Opening Fund equal to * Dollars ($*) per square foot of Floor Area of the Leased Premises, which Grand Opening Fund shall be due and payable to Landlord no later than ten (10) days after delivery of the Leased Premises to Tenant. The Grand Opening Fund shall be used by Landlord in connection with the promotion, advertising and marketing of the grand opening of the Center (in which Tenant shall participate), and Landlord and Tenant shall work in good faith to mutually agree upon an apportionment of the Grand Opening Fund to allow for Tenant to promote and market its business at such grand opening.

   SECTION 2.10      CHANGE IN FLOOR AREA.

   (a) "Floor Area" as used in this Lease means with respect to the Leased Premises or any other area in the Center, the actual aggregate number of square feet of rentable floor area of all floor levels therein (including any mezzanine space) measured (1) for any rentable area on the ground floor, (i) with respect to the front and rear width thereof, from the exterior face of the adjacent exterior or corridor wall, or, if none, to the center of the demising partition, and (ii) with respect to the depth thereof, from the front lease line to the exterior face of the exterior wall, or corridor wall, or, if neither, to the center of the rear demising partition, and (2) for the remainder of the Center,
(i) with respect to the front and rear width thereof, from the interior face of the adjacent exterior and corridor wall, or, if none, to the center of the demising partition, and (ii) with respect to the depth thereof, from the front lease line to the interior face of the exterior wall, or corridor wall, or, if neither, to the center of the rear demising partition. No deduction or exclusion from Floor Area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts, or other interior construction or equipment. In measuring the aggregate Floor Area of the Center, or aggregate rentable portions thereof (including the Leased Premises), there shall be excluded therefrom (i) the square footage area of any Common Areas and project areas, circulation areas, "back of the house", kiosks situated in Common Areas, mechanical space and other non-public areas, which areas shall be deemed amenities to the Center, and (ii) a reasonable portion of the rentable floor area of the Center for use as management and administrative offices of Landlord.

   (b) Upon completion of the Center, Landlord shall cause the Floor Area of the Leased Premises and the aggregate of the Floor Area of the Center to be determined by reference to "as-built" plans and specifications or by a third party engineering firm, as Landlord shall determine. In the event that such determination shall result in a recalculation of the Floor Area of the Leased Premises or any area of the Center upon which Tenant's Proportionate Share of charges is based, then such determinations shall be effective as of the Commencement Date. If, by reason thereof, Landlord owes a refund of rental theretofore paid, then such sum shall be applied against the next payment of annual minimum rental due hereunder. If, by reason thereof, additional rental shall be payable by Tenant's to Landlord, then same shall be due and payable within ten (10) days after notice from Landlord to Tenant of the amount due accompanied by reasonably satisfactory explanation of the manner in which the relevant determinations were made. In the event Tenant disputes the calculation of the Floor Area, such matter shall be submitted to the American Arbitration Association or any such successor organization in accordance with the rules and regulations thereof pertaining to commercial arbitration.

   In the event of expansion or reduction in the size of the Floor Area of the Leased Premises or the Floor Area of the Center, as of the date of such event, Tenant's "Proportionate Share" shall be recalculated for purposes of this
Section 2.

   SECTION 2.11 RENTAL. "Rental" shall be defined in this Lease as Minimum Annual Rental, all other rental payable under this Section 2, and any and all other sums payable by Tenant to Landlord under this Lease, all of which sums shall be payable at the time and in the manner provided in this Lease, and if not otherwise specifically provided, shall be due and payable three (3) days after demand, and except as expressly otherwise provided in this Lease, without any deduction or offset whatsoever. Tenant's failure to pay any such amounts or charges set forth in this Lease and the exhibits hereto when due shall carry with it the same consequences as Tenant's failure to pay Minimum Annual Rental. All such amounts or charges shall be payable to Landlord in the manner and at the place where Minimum Annual Rental is payable. Except as otherwise specifically provided in Sections 2.7, 17 or 18 of this Lease, this Lease and all the obligations of Tenant to pay Rental and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Landlord, Developer or the Agency are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Landlord, Developer or the Agency is prevented or delayed from so doing by reason of Force Majeure delays.

                                   ARTICLE 3
                         RECORDS AND BOOKS OF ACCOUNT

   SECTION 3.1 TENANT'S RECORDS. Tenant shall prepare and keep true, complete and accurate books of account and records of all Gross Sales and all supporting records in connection therewith. All of the foregoing books, source documents and records shall be maintained at the Leased Premises, or, if impracticable, at an accounting office of Tenant in the New York area, and shall at all reasonable times be open to the inspection of, and may be copied or extracted from in whole or in part, by Landlord or Landlord's authorized representative or agent for a period of at least three (3) years after the submission of each sales statement for each Percentage Rent Lease Year (plus any additional time during which any audit or dispute with respect to Gross Sales for such period is pending).

   SECTION 3.2      REPORTS BY TENANT.

   (a) Tenant shall submit to Landlord a report (each, a "Sales Statement") not later than thirty (30) days after the expiration of each calendar month during the Term of this Lease setting forth Tenant's good faith estimate of Non-Imax Theatre Gross Sales and Imax Theatre Gross Sales for each expired calendar month and for such Percentage Rental Lease Year to date, together with any payment due on account of Percentage Rental for such period pursuant to Section 2.2 hereof.

   (b) Within ninety (90) days following the first Percentage Rent Lease Year and on or prior to the ninetieth (90th) day following each Percentage Rent Lease Year thereafter, including the ninetieth (90th) day following the Expiration Date or sooner termination of this Lease, Tenant shall furnish to Landlord a statement certified by an officer of Tenant setting forth Non-Imax Theatre Gross Sales and Imax Theatre Gross Sales for the preceding Percentage Rent Lease Year, and the Percentage Rental, if any, earned for such Percentage Rent Lease Year. In the event any Percentage Rental is required to be paid pursuant to Section
2.2 hereof, then Tenant shall simultaneously with the furnishing of such statement pay to Landlord the Percentage Rental for such preceding Percentage Rent Lease Year. If, in accordance with such statement, Tenant shall have overpaid Percentage Rental for such Percentage Rent Lease Year, Landlord shall, within thirty (30) days, reimburse Tenant the amount of such overpayment. If Landlord shall fail to timely reimburse Tenant for such Percentage Rental overpayment, provided Landlord does not dispute the amount of such overpayment, Tenant may deduct the amount of the overpayment from any payment due Landlord hereunder.

   (c) For the purposes of ascertaining the amount payable as Percentage Rental under this Section 3.2, Tenant agrees to keep and maintain at its principal office in the continental United States during the term of this Lease, an accurate set of books and records of all Non-Imax Theatre Gross Sales and Imax Theatre Gross Sales, and all supporting records. All such books and records shall be retained and preserved for at least two (2) years after the end of the Percentage Rent Lease year to which they relate. In the event Landlord, Developer or Agency is not satisfied with the statements of Non-Imax Theatre Gross Sales and/or Imax Theatre Gross Sales submitted by Tenant, and Tenant is notified thereof prior to the expiration of such two (2) year period, Landlord, Developer or Agency shall have the right to have its auditors make a special audit of all books and records pertaining to Non-Imax Theatre Gross Sales and Imax Theatre Gross Sales and Tenant shall retain such books and records until such audit is completed. If such audit discloses that Tenant's Gross Sales as previously reported for the period audited were understated, Tenant shall immediately pay to Landlord the additional Percentage Rental due for the period audited, with interest thereon at the Interest Rate computed from the date such additional Percentage Rental should have been paid. If any such audit discloses that a statement of Non-Imax Theatre Gross Sales and/or Imax Theatre Gross Sales submitted by Tenant is incorrect to an extent of three percent (3%) or more, and as a result thereof Tenant is required to pay to Landlord additional Percentage Rental of at least Five Thousand ($5,000.00) Dollars for any Percentage Rent Lease Year, then Tenant shall pay Landlord as additional Rental the reasonable cost incurred by Landlord for such audit, together with interest on such underpayment from the date that such payment of Percentage Rental was due through the date the same is actually made at the Interest Rate. If such audit shall disclose that Tenant has overpaid Percentage Rental, Landlord shall pay to Tenant, within ten (10) days after demand therefor the amount of such overpayment established by such audit together with interest on such overpayment from the date that such overpayment was made through the date the same is actually repaid to Tenant at the Interest Rate. Anything herein to the contrary notwithstanding, Landlord shall be barred from making any claim in respect of the payment of the Percentage Rental with respect to Non-Imax Theatre Gross Sales and/or Imax Theatre Gross Sales over and above the amount due as shown by the statement furnished to Landlord unless Landlord makes such claim within twenty-five (25) months from the date of its receipt of such statement.


                                   ARTICLE 4
                                     AUDIT

   SECTION 4.1 RIGHT TO EXAMINE BOOKS. Notwithstanding the acceptance by Landlord of payments of Minimum Annual Rental or Percentage Rental or any other rental, Landlord shall have the right to all rentals and other charges actually due hereunder, and the right to examine, make extracts from and copy, at the Leased Premises, all books and source documents described in Section 3.1 above in order to verify the amount of Gross Sales in and from the Leased Premises. Without limitation upon the foregoing, within forty-five (45) days after the end of each calendar quarter, Tenant shall deliver to Landlord a copy of Tenant's (or any Other Occupant's) Report of Sales made to the State Board of Equalization and to any other governmental agency or entity or franchisor or other private entity to whom Tenant or any Other Occupant reports sales. Each such statement shall be certified by Tenant as true and correct.

   SECTION 4.2 AUDIT. At its option, Landlord may at any time upon five (5) business days' prior written notice to Tenant, cause a complete audit to be made by an auditor selected by Landlord of the entire records and operations of Tenant and/or any Other Occupant relating to the Leased Premises and for the period covered by any statement issued or required to be issued by Tenant or any Other Occupant as above set forth in Article 3. Tenant shall make available to Landlord's auditor at the Leased Premises within five (5) business days following Landlord's notice requiring such audit, all of the books, source documents, accounts, records and sales tax reports of Tenant and any of its Other Occupants which such auditor deems necessary or desirable for the purpose of making such audit. Landlord shall have the right to copy and duplicate such information as Landlord may require and use Tenant's duplicating machines in connection therewith. If any audit shall be commenced by Landlord or if there shall arise a dispute concerning Gross Sales, then, and in any such event, the books of account and records required to be maintained pursuant to Article 3 hereof shall be preserved and retained until such audit has been completed or there has been a final resolution or final determination of such dispute or any related litigation. If Tenant or any Other Occupant, as the case may be, shall fail to prepare and deliver any Sales Statement or quarterly statement as required under Section 3, Landlord shall have the right, in addition to any other rights or remedies Landlord may have hereunder, to audit the required records, and to prepare the statement or statements which Tenant or any Other Occupant has failed to prepare and deliver. Such audit shall be made and such statement(s) shall be prepared by an independent certified public accountant selected by Landlord. The statement(s) prepared by Landlord shall be conclusive and binding upon Tenant and such Other Occupant, and Tenant and such Other Occupant shall pay, within fifteen (15) days after rendition of a bill, all expenses incurred in the preparation of such statement(s) and all sums, if any, as may be shown by such audit to be due as Percentage Rental, together with interest thereon at the Interest Rate from the date such payment was due. All of the rights of Landlord under this Article 4 may, as required under the Underlying Leases, be exercised by either of the landlords thereunder. In the event that Tenant shall fail to maintain such books and records of account or other records adequate for Landlord to perform an audit of the accuracy of a Sales Statement ("Required Records") with respect to a Percentage Rent Lease Year, the Gross Sales for any such period where Tenant has not maintained Required Records shall be deemed to be an amount equal to the product obtained by multiplying (A) an amount equal to one hundred twenty percent (120%) of (the "Multiplier") the Gross Sales with respect to the same period in the immediately preceding Percentage Rent Lease Year which corresponds to the period during which Tenant has not maintained Required Records pursuant to this Section 4.2 (a "Reference Period") times (B) the Percentage Rent Default Index. The term "Percentage Rent Default Index" shall mean the quotient obtained by dividing (1) the Index in effect on the last day of the period for which Gross Sales is being calculated hereunder by (2) the Index in effect on the first day of such Reference Period; provided, however, in no event shall the Percentage Rent Default Index be a number less than 1.0. After the third Percentage Rent Lease Year, if Tenant should fail to maintain Required Records for three (3) prior consecutive years, then the Multiplier set forth herein shall be increased from one hundred twenty percent (120%) to one hundred fifty percent (150%).


                                   ARTICLE 5
                        CONSTRUCTION OF LEASED PREMISES

  SECTION 5.1       CONSTRUCTION OF LEASED PREMISES BY LANDLORD.

  Landlord agrees to cause the Leased Premises to be constructed substantially in compliance with the Tenant Work Agreement attached hereto as Exhibit E and in
                                                                ---------
accordance with Laws and Ordinances. Landlord contemplates that the construction of the Leased Premises shall proceed in accordance with the Construction Schedule attached hereto as Attachment 3 and in accordance with the Project Scope attached hereto as Attachment 4. In connection with the construction of the Leased Premises, Landlord shall obtain a warranty from the general contractor for a period of not less than one year from and after the Center Opening Date against defects in workmanship, materials and equipment, and which warranty shall include the labor costs necessary to repair or replace, and Landlord shall enforce such warranty with respect to the Leased Premises upon notice from Tenant of any such defect. Each of the parties hereto does hereby assume and agree to perform the obligations imposed upon such party in said Exhibit E at the times and in the manner therein provided. It is understood and
---------
agreed by Tenant that any changes (not affecting the size or location of the Leased Premises) from any plans or specifications covering Landlord's work which may be necessary during construction of the Center or the Leased Premises shall not affect or change this Lease or invalidate the same.

  Notwithstanding the foregoing, Landlord shall make no changes to the plans and specifications for the Leased Premises without Tenant's prior written consent (other than de minimus changes) unless such changes are required by Governmental
            -- -------
Authorities and then before making any such change, Landlord shall seek the advice of Tenant as to the method of accomplishing such change and shall comply with the suggestions of Tenant as to any such change. If any changes required by Governmental Authorities to such plans and specifications: (a) affect other than in a de minimus manner (1) the size and/or aesthetics of Tenant's signage,
          -- -------
(2) ingress to or egress from the Leased Premises or the auditoria within, (3) the configuration of the lobby areas, auditoria or ceiling heights within the Leased Premises, or (4) the soundproofing of any portion of the Leased Premises, or (b) if in the good faith business judgment of Tenant, reasonably exercised, such changes will have a material adverse effect on the ability of Tenant to operate a first class motion picture theatre business in the Leased
Premises (any change described in (a) or (b) is referred to as a "Major
                                                                  -----
Governmental Change"), Tenant shall state in writing its objections to such
------------ ------
Major Governmental Change within five (5) days after Tenant receives notice from Landlord of the required Major Governmental Change (or otherwise shall be deemed waived) and thereafter Landlord and Tenant shall jointly use all diligent efforts to achieve a compromise with the Governmental Authorities with respect to such Major Governmental Change and diligently endeavor to obtain the approval of the plans and specifications without the Major Governmental Change or with such modifications to the Major Governmental Change in order that such Major Governmental Change will not have a material adverse effect (or in the case of any item described in subclauses (1) through (4) of clause (a), more than a de
                                                                            --
minimus effect) on the conduct of Tenant's motion picture theater business at
-------
the Leased Premises.

  Tenant may, at Tenant's sole discretion, from time to time request that Landlord make changes to the plans and specifications for the Leased Premises (provided, however, that in no event shall Tenant have the right to request changes at any time after the date which is one hundred (100) days prior to the anticipated date of Beneficial Completion [as such term is defined in the Development Lease] of the Leased Premises), by submitting written requests for changes to Landlord in accordance herewith. Upon Tenant's election to request a change to the plans and specifications, Tenant will submit a written request to Landlord in the form of a "Contract Directive" (attached hereto as Attachment 1)
                                                                   ------------
detailing with reasonable certainty, and providing sufficient information with respect to, the nature and extent of the change requested. Within twelve (12) business days following receipt (or such longer period of time as may be reasonably required, using diligent efforts, provided Landlord shall notify Tenant within seven (7) business days of receipt of such Contract Directive that such longer period of time is required) Landlord will cause the architect(s) and consultants and Construction Manager, to the extent necessary and applicable, to evaluate the complete cost of each such change contained in such Contract Directive and present (a) a written evaluation of all costs, which costs shall be broken out by CSI Code of Accounts and with sufficient detail for Tenant's assessment, and schedule implications, inclusive of all material, installation, and other costs and (b) a Change Order (as hereinafter defined) to Tenant for Tenant's consideration of acceptance. Landlord's evaluation, and cost and schedule determinations, will be reasonable and comply with industry standards and market conditions applicable to the scope of the change requested by Tenant. In the event the information set forth in a Contract Directive shall be deemed to be insufficient, in Landlord's reasonable judgment, for Landlord to provide an accurate evaluation of all of the costs and schedule implications for a requested change, Landlord and/or the architects, consultants and/or Construction Manager may request additional information from Tenant in order to fully evaluate any such request and the impact of same on the Center.

  Within three (3) business days following Tenant's receipt of Landlord's evaluation and the proposed Change Order or within the time period reasonably specified within the Change Order, whichever is later, Tenant shall either disapprove Landlord's evaluation in writing, or accept and approve of the evaluation by executing and delivering to Landlord the submitted "Change Order" (attached hereto as Attachment 2) authorizing Landlord to incorporate the
                    ------------
requested change into the plans and specifications and to cause all work necessary to accommodate the work described in the Change Order. In the event Tenant disagrees with all or part of Landlord's evaluation, Tenant and Landlord will negotiate in good faith to resolve any disputed issues so as to facilitate the timely implementation of the requested change. Upon resolution of the disputed issues and/or written acceptance of Landlord's evaluation by Tenant, Landlord will revise the Change Order to include the cost and schedule impacts agreed upon by Landlord and Tenant, including any cost and schedule impacts that may have occurred due to the period of the aforementioned negotiation between Landlord and Tenant. The cost for overhead, profit and general conditions payable to the Construction Manager and any subcontractors shall not in the aggregate exceed 9.5% of the costs of the materials, labor, design costs or other necessarily required studies directly related to the Change Order after taking into account any savings arising out of such Change Order. Tenant shall execute and deliver to Landlord the executed Change Order together with full payment of all costs described therein within three (3) business days after receipt thereof, authorizing Landlord to incorporate the requested change into the plans and specifications and to cause all work necessary to accommodate the requested change, and Landlord will cause such authorized work to be completed in accordance with the terms and requirements of this Lease.

  For purposes of this Lease, "Substantially Completed" means full completion except for (a) minor or insubstantial details of construction, decoration, mechanical adjustment or installation and (b) construction which, in accordance with good construction practices, should not be completed until after Tenant has completed Tenant's Work, including the issuance of a Certificate of Occupancy and all necessary permits (which shall be obtained by Developer), the Leased Premises shall be free from debris and broom clean, the Leased Premises shall have been permanently connected with all public utility lines and with municipal (or private) water and sewerage systems meeting all applicable Laws and Ordinances, the roof and all exterior walls and finished floors shall have been entirely completed, all entrances and openings into the Leased Premises shall have been secured and Tenant's architect shall have certified the satisfaction of the above conditions (which certification shall not be unreasonably withheld or delayed).

  In the event that Tenant shall have any dispute with respect to Landlord's and/or Developer's obligation to construct the Leased Premises in accordance with this Section 5.1, Landlord agrees to make all reasonable attempts to resolve such dispute with Developer on Tenant's behalf and if such dispute is not resolved to the reasonable satisfaction of Tenant, Tenant and/or Landlord shall resolve such dispute by submitting to arbitration with the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then pertaining to commercial arbitration.

  SECTION 5.2       FIXTURE INSTALLATION BY TENANT.

  (a) Tenant, at its sole cost and expense, shall perform all remaining work and all other obligations (the "Work") required to complete the Leased Premises to a finished condition as necessary to be opened for business therein. To the extent applicable, Tenant's Work shall conform to the criteria, procedures and schedules as set forth in Exhibit E and in accordance with all obligations of this Lease and all applicable regulatory agencies. In connection with any alterations or modifications to the Leased Premises performed by, or on behalf of, Tenant subsequent to the Commencement Date, all prints, drawing information and other material to be furnished by Tenant to Landlord for approval as required in this Exhibit shall be addressed to Landlord, c/o Sony Development, 3001 North San Fernando Boulevard, Burbank, California 91504, Attention: Allen Moyer or such other person as Landlord may direct. Approvals of such documents shall be deemed invalid unless given by Landlord in writing. Tenant, upon demand therefor, shall reimburse to Landlord its actual and reasonable costs incurred in reviewing and approving the Store Design Drawings and the Working Drawings and Specifications together with the reasonable "fully burdened" costs incurred by Landlord's architect or in-house design professionals to the extent Tenant has requested the support and design expertise of such professionals. In connection with Tenant's Work and any alterations or improvements (other than repairs to, or refurbishment of, improvements which have already been constructed by Developer or Tenant) performed by Tenant after the Commencement Date, Tenant shall pay to Landlord a fee for Landlord's supervision, administration and coordination of the construction which fee shall be equal to three percent (3%) of the amount of the hard costs incurred or payable by Tenant in connection with such Work. Tenant shall secure, pay for and maintain, or cause its contractor(s) to secure, pay for and maintain during construction of Tenant's Work, all of the insurance policies required and in the amounts as set forth herein. Tenant shall not permit its contractor(s) to commence any work until all required insurance has been obtained and certificates of such insurance have been delivered to Landlord.

  (b) Tenant's General Contractor's and Subcontractors' Required Minimum Coverages.

       (i) Worker's Compensation, as required by State law, and including Employer's Liability Insurance with a limit of not less than $2,000,000, and any insurance required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect Landlord, the contractor and sub-contractors from any and all liability under the aforementioned acts.

       (ii) Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $4,000,000 for any one occurrence whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with an aggregate limit of $10,000,000. Such insurance will provide for explosion, collapse and underground coverage. Such insurance shall insure Tenant's general contractor against any and all claims for bodily injury, including death resulting therefrom and damage to or destruction of property of any kind whatsoever and to whomever belonging and arising from his operations at the Center and whether such operations are performed by Tenant's general contractor, subcontractors, or any of their subcontractors, or by any one directly or indirectly employed by any of them.

       (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operations of any automotive equipment, owned, hired, and non-owned, in the following amounts:

             (A)  Bodily injury, per occurrence
                  for personal and/or death                    $2,000,000

             (B)  Property Damage Liability                     1,000,000

             All such insurance shall insure Tenant's general contractor and/or subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others caused by accident and arising from his operations under the contract and whether such operations are performed by Tenant's general contractor, subcontractors, or by anyone directly of indirectly employed by any of them.

  (c) Tenant's Protective Liability Insurance:

      Tenant shall provide Owner's Protective Liability Insurance as will insure Tenant against any and all liability to third parties for damages because of bodily injury (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from Tenant's Work, and any other liability for damages which Tenant's general contractor and/or subcontractors are required to insure against under any provisions herein. Said insurance shall be provided in minimum amounts as follows:

      (A) Bodily injury, per occurrence for
          personal injury and/or death                 $2,000,000

      (B) Property Damage Liability                     1,000,000

  (d) Tenant's Builders' Risk Insurance - Completed Value Builders' Risk Material Damage Insurance policy covering Tenant's Work. The policy shall include as insureds Tenant, its contractor and subcontractors, and Landlord, as their interests may appear. The amount of insurance to be provided shall be 100% of the replacement cost.

  (e) All such insurance policies required under this Article 5, except where required to be a named insured above, shall include Landlord, the work of Landlord's contractors and subcontractors, Landlord's lender, Construction Manager and its affiliates and such other persons or entities as Landlord may reasonably require, as additional insureds; except Worker's Compensation Insurance which shall contain an endorsement waiving all rights of subrogation. Certificates of insurance shall provide that no reduction in the amounts or limits of liability or cancellation of such insurance coverage shall be undertaken without prior 30 day written notice to Landlord. The insurance policies required under this Article 5 shall contain language which states that the coverage is primary and the coverage shall be in addition to any and all insurance required to be procured by Tenant pursuant to the Lease.

  (f) Each contract for initial fixturization of the Leased Premises shall expressly name Landlord as a third-party beneficiary. Each such contract shall be made by Tenant, shall be made in the name of Tenant, and shall be carried out by Tenant. Each such contract shall provide warranties for not less than one year from and after the completion of the work described in such contract against defects in workmanship, materials and equipment, and Tenant shall ensure that such warranties are assigned to Landlord such that Landlord shall be entitled to enforce the warranties. Such contracts shall further provide that Tenant's contractor shall waive any claim for damages against Landlord and/or Construction Manager (as hereinafter defined) due to delay unless such contractor gives Tenant written notice (with a copy to Landlord if such delay is claimed to be caused by Landlord or Construction Manager) of such delay claim within three (3) days of the act causing the delay. Although Landlord will provide certain levels of security for the Center during construction, Tenant and its contractors shall be responsible for security relating to the Leased Premises, Tenant's materials and its contractor's tools and supplies. Tenant shall include in every construction contract a clause requiring the contractor to waive any claim it may have against Landlord and the Construction Manager for loss or damage to such contractor's tools and supplies unless such loss or damage is caused by

                                               [*] CONFIDENTIAL TREATMENT
                                                   PURSUANT TO RULE 406
                                                   WITH RESPECT TO DELETIONS
                                                   MARKED WITH AN ASTERISK

Landlord's or Construction Manager's gross negligence or willful misconduct. The contract shall contain a waiver by the contractor of any right of subrogation against Landlord, Construction Manager and Landlord's and Construction Manager's agents, employees, partners, affiliates, subsidiaries, assignees and representatives. Tenant shall observe the requirements of Sections 27.23 and
27.24 of this Lease in connection with all Tenant Work.

  (g) The manner in which any required Working Drawings and Specifications shall be prepared and approved and the timetable for such preparation and approval shall be as set forth in Exhibit E. Approval of Working Drawings and
                         ---------
Specifications by Landlord shall not constitute the assumption of any responsibility by Landlord or Landlord's architect for their accuracy, efficacy or sufficiency, nor shall such approval impose any liability upon Landlord for their design, and Tenant shall be solely responsible for such items. Unless Landlord otherwise consents in writing, Tenant shall not open the Leased Premises for business until all construction has been completed pursuant to the provisions of Exhibit E. Until such time as Tenant takes possession of the
              ---------
Leased Premises, the right of Tenant to enter upon the Leased Premises shall be solely for the purpose of inspection, measurement and obtaining information necessary to prepare Working Drawings and Specifications and construct its premises. Tenant shall not be deemed to have taken possession of the Leased Premises until, and Landlord shall be deemed to have delivered and Tenant shall be deemed to have taken such possession when, Tenant actually commences the fixturization of the Leased Premises. Tenant shall not open its store for business until the store is fully fixtured, stocked with merchandise in place, and staffed and Tenant is prepared to engage in selling merchandise and/or services to the public pursuant to Article 7.

  (h) Landlord shall have the right to perform, on behalf of and for the account of Tenant, which shall be subject to reimbursement of the cost thereof by Tenant, any and all of Tenant's work which affects the structure of the Leased Premises. In addition, Landlord shall have the right to perform any work which Landlord determines in its sole discretion should be performed immediately and on an emergency basis for the best interest of the project, including without limitation work which pertains to structural components of the Center's mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris which creates a dangerous condition. In the event Tenant shall default under any obligation under this Lease, in addition to the remedies contained in Article 19 of the Lease, provided Landlord has given notice of such default and an opportunity to cure in accordance with Section 19.1, Landlord shall have the right to perform any and all of Tenant's work hereunder. The cost of any such work carried out by Landlord on behalf of Tenant shall be the total direct and indirect costs incurred by Landlord plus an administrative fee of fifteen percent (15%) of such costs and shall include any loading for overtime or any other loading as a result of carrying out emergency work.

  (i) In connection with Landlord's agreement to cause Developer to build the Leased Premises (which Leased Premises will be constructed in accordance with the Tenant Work Agreement which incorporates certain of Tenant's plans and specifications), Tenant hereby agrees to pay to Landlord the sum of * Dollars
($ *) (the "Contribution Amount"). The "Contribution Amount" shall be paid to Landlord pari passu with the first * Dollars ($ *) of disbursements made by Developer's construction lender. Thus, for example, once Developer's construction lender has disbursed to Developer the sum of * Dollars ($ *) (one-half of the first $ *), Tenant shall likewise be obligated to pay to Tenant one-half of the Contribution Amount, or * Dollars ($ *). Such proportional payments of the Contribution Amount shall be due and payable within ten (10) days of delivery to Tenant of evidence that Developer's construction lender has made a disbursement to Developer. Notwithstanding anything to the contrary contained herein, if, prior to the Commencement Date, the Development Lease is terminated, to the extent Landlord recovers from Developer any portion of the Contribution Amount actually paid to Landlord by Tenant, Landlord shall pay such portion to Tenant, less any cost or fees incurred by Landlord in connection with such recovery.

  SECTION 5.3 CONDITION OF LEASED PREMISES. It is agreed that once Tenant's architect certifies that the Leased Premises are Substantially Completed, subject to Landlord completing any punchlist items and further subject to Landlord's obligations under Section 10.1 of this Lease, Tenant formally accepts the same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to all field conditions existing at the time of delivery of possession. Except as otherwise provided in Section 5.4 below, failure of Landlord to make available the Leased Premises within the time and in the condition provided in this Lease will not give rise to any claim for damages by Tenant against Landlord or against Landlord's contractor or permit Tenant to rescind or terminate this Lease.

  SECTION 5.4 ULTIMATE COMMENCEMENT DATE. Notwithstanding anything to the contrary contained herein, if for any reason whatsoever (including without limitation, the failure of Landlord or the landlord under the Development Lease to approve the construction plans for the Center or the inability of Landlord or the landlords under the Underlying Leases to obtain satisfactory construction financing or any other delays suffered by Landlord or the landlords under the Underlying Leases), Landlord has not delivered, or will not be able to deliver, within thirty (30) months from the date of mutual execution and delivery hereof, possession of the Leased Premises to Tenant for performance of Tenant's Work, unless Landlord shall have substantially commenced construction of the Center then this Lease may be terminated by either party hereto upon written notice to the other party (which notice must be sent not later than the sixtieth (60th) day following the expiration of such thirty (30) month period), and each of the parties hereto shall be released from any further obligation hereunder; provided, however, that Tenant and Landlord shall remain liable for any respective defaults and obligations arising prior to such date. If Landlord shall have commenced construction of the Center and/or Tenant shall have begun making proportional payments of the Contribution Amount, neither party shall have the right to terminate this Lease under this Section 5.4 unless the Landlord and Tenant shall mutually agree upon the terms and conditions of such termination.

                                   ARTICLE 6
                      ALTERATIONS, CHANGES AND ADDITIONS

  SECTION 6.1 ALTERATIONS BY TENANT. Tenant shall not make or cause to be made any alterations, additions or improvements to the Leased Premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies, awnings, electronic detection devices, antennas, mechanical, electrical or sprinkler systems, or make any changes to the storefront) without the prior written approval of Landlord. Tenant shall present to Landlord Working Drawings and Specifications for such work at the time approval is sought, in accordance with criteria and procedures as provided in Exhibit E. Provided such requested additions or alterations are
               ---------
acceptable to the Agency and comply with Laws and Ordinances, (i) if such additions and alterations do not affect the structural portions of the Center or the Center's equipment or utility systems outside of the Leased Premises, Landlord shall not withhold consent to such additions or alterations, and (ii) Landlord will not withhold consent to the installation and maintenance of up to three (3) satellite dishes or other devices for the receipt or sending of communication signals on the roof of the Center. With respect to any alterations or modifications to the Leased Premises performed by, or on behalf of, Tenant, after the Commencement Date, Tenant must include in every construction contract and construction management contract that Tenant enters into, a clause requiring the contractor or construction manager under each such contract to deliver to Landlord as-built plans, specifications and surveys for all work performed by the contractor or any subcontractor within the time specified in Exhibit E. In addition, each contract shall expressly name Landlord as a third-party beneficiary. Each such contract shall be made by Tenant, shall be made in the name of Tenant, and shall be carried out by Tenant. Each such contract shall provide warranties for not less than one year from and after the completion of the work described in such contract against defects in workmanship, materials and equipment, and Tenant shall ensure that such warranties are assigned to Landlord such that Landlord shall be entitled to enforce the warranties. Tenant shall include in every construction contract a clause requiring the contractor to waive any claim it may have against Landlord for loss or damage to such contractor's tools and supplies unless such loss or damage is caused by Landlord's gross negligence or willful misconduct. The contract shall contain a waiver by the contractor of any right of subrogation against Landlord, and Landlord's agents, employees, partners, affiliates, subsidiaries, assignees and representatives. Tenant shall observe the requirements of Sections 27.23 and
27.24 of this Lease in connection with all Tenant Work.

  SECTION 6.2 REMOVAL BY TENANT. All alterations, decorations, additions and improvements made by Landlord shall be property of the Landlord, and Tenant hereby waives any interest therein. Upon the expiration or sooner termination of this Lease, all alterations, decorations, additions and improvements made by Tenant shall be deemed to have attached to the leasehold and shall become the property of the Landlord. Upon expiration of this Lease or any renewal term thereof, Tenant shall not remove any of such alterations, decorations, additions and improvements, except that trade fixtures and alterations and decorations not permanently attached to the Leased Premises installed by Tenant at Tenant's expense may be removed if all rental and other charges due herein are paid in full and Tenant is not otherwise in default hereunder, and Tenant shall promptly repair any damage caused by such removal. Further, Landlord may, not less than sixty (60) days prior to the expiration or sooner termination of this Lease, designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the expiration or termination of this Lease and Tenant shall promptly remove the same and repair any damage to the Leased Premises caused by such removal.

                                   ARTICLE 7
                      USE; CONDUCT OF BUSINESS BY TENANT

  SECTION 7.1 PERMITTED USE. Subject to the other terms and conditions of this Lease, Tenant shall use the Leased Premises only for the purpose of conducting the business specifically set forth in the Data Sheet and for no other purpose. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity conducted in the Leased Premises, or if a failure to procure such a license or permit might or would in any way adversely affect Landlord or the Center, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the requirements of each such license or permit.

  SECTION 7.2       OPERATION OF BUSINESS.

  (a) Tenant agrees to be open for business and to operate in all of the Leased Premises during the entire term of this Lease, and to conduct its business at all times in a first class and reputable manner, maintaining at all times a full staff of employees and a full and complete stock of merchandise. Tenant shall be obligated to be open for business and, subject to Articles 17 and 18 hereof and further subject to Force Majeure, to operate continuously (Sundays and legal holidays included) with minimum operating hours which are usual and customary for theatres in the metropolitan San Francisco area (other than adult-only theatres). Said operating hours may be changed from time to time by Tenant to accommodate seasonal changes or otherwise, provided Tenant gives Landlord reasonable prior written notice. Failure by Tenant so to be open for business and so to operate shall entitle Landlord, in addition to other remedies provided in this Lease or by law, to mandatory injunctive relief. In the event the hours during which the Center is legally permitted to be open to the public are additionally limited by any lawful authority, then Tenant shall comply with such additional limitations. Tenant acknowledges that other tenants of the Center may be subject to different operating hours. In the event Tenant remains open for business before or after the usual and customary hours of operation of a theatre business (other than adult-only theatres) in the metropolitan San Francisco area, then Tenant shall pay as Additional Rental all additional costs incurred by Landlord as a result thereof, including, but not limited to, additional costs of security, maintenance, lighting and utilities provided, however, that such additional costs shall be equitably prorated among the tenants of the Center remaining open beyond such customary hours.

  Notwithstanding anything to the contrary contained in the foregoing paragraph, from and after the last day of the tenth (10th) year following the Commencement Date, Tenant shall not be in default under this Lease for failing to continually keep the Non-IMAX auditoria open for business pursuant to the foregoing paragraph provided that:

  (i) Tenant continues to pay all Rental required hereunder (including, but not limited to Percentage Rental calculated by applying the Deemed Gross Sales formula as provided in Section 2.2 hereof);

  (ii) Tenant is able to demonstrate to the reasonable satisfaction of the Agency, that at least one of the following conditions exists:

          (A) the number of self parking spaces available daily (i.e., at least from 10:00 a.m. to 2:00 a.m.) to the public within the Fifth and Mission garage and/or any replacement garage(s) and/or lot(s) situated within a three tenths (3/10ths) of one (1) mile radius of the Center, shall be reduced to less than two thousand eighty (2080) spaces;

          (B) during the twenty-four month period immediately preceding any date of determination, the percentage increase for the posted, average daily rate for the parking described in the immediately preceding clause (A) shall be more than one hundred twenty-five percent (125%) of the percentage increase in the average, posted adult ticket prices for all theaters in the Leased Premises; or

          (C) a commercial multi-screen cinema with ten (10) or more screens opens for business as a multi-screen cinema in the area described on Exhibit E attached to the Agency Lease, so long as the operator of such multi-screen cinema in not Landlord or an Affiliate of Landlord; and

  (iii) Tenant shall work diligently with Landlord (in which event Landlord covenants to cooperate with Tenant) to determine a different use for the Leased Premises which use must be acceptable to the Agency, Developer, the Mortgagee and Landlord. Pursuant to the terms of the Agency Lease, the Agency has agreed not to unreasonably withhold consent to a particular use provided the proposed use is consistent with the public purpose of providing a lively, community serving retail and entertainment complex.

Furthermore, Tenant shall not be in default under this Lease for failing to continually keep the IMAX Theatre open for business during the Term of this Lease provided Tenant complies with subparagraph (i) above and further provided Tenant is able to demonstrate to the reasonable satisfaction of the Agency that Tenant is incurring operating losses for a period in excess of one (1) fiscal year as a result of its operations in the IMAX Theatre used as a theatre for the showing of large screen format films, which operating losses would not have occurred but for such use.

  (b) Tenant shall at all times keep a full stock of merchandise (confections, soft drinks and other concession food items) within the Leased Premises.
Tenant, at Tenant's expense, shall promptly comply with all Laws and Ordinances affecting or applicable to the Leased Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such Law or Ordinance is substantial, or foreseen or unforeseen, or ordinary or extraordinary, (except to the extent same shall necessitate structural changes, in which event Landlord shall be responsible for making such structural changes) or shall interfere with the use and enjoyment of the Leased Premises. Tenant shall not do or permit anything to be done in or about the Leased Premises, nor bring anything therein, which will in any way obstruct or interfere with the use of the Common Area or the rights of others, nor shall Tenant use or allow the Leased Premises to be used for any purposes which are reasonably deemed to be improper or objectionable by the Agency. No auction, liquidation, going out of business, fire or bankruptcy sale may be conducted or advertised by sign or otherwise in the Leased Premises. Tenant agrees that it will conduct its business in good faith. Tenant shall not display or sell any paraphernalia used in the consumption of controlled substances, and will not do any act tending to injure the reputation of the Center. Tenant shall not permit any noise, vibrations or odors to emanate from the Leased Premises which can be detected from other tenant spaces or the Common Area or which are objected to by Landlord or by any tenant or occupant of the Center and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or odors, and failing of which Landlord may deem the same a material breach of this Lease. Except as otherwise expressly provided in this Lease, Tenant shall not permit the operation of any coin operated or vending machines on the Leased Premises. Tenant shall not permit any gambling, off-track betting or the sale of lottery or gaming tickets on or from the Leased Premises. Tenant shall not sell or display any merchandise within one foot (1') of the display window unless such sale or display shall be expressly approved on the Store Design Drawings or otherwise approved by Landlord, in writing. Tenant shall not use the areas adjacent to the Leased Premises for business purposes. Tenant shall not store anything in service or exit corridors. Tenant agrees that all receiving and delivery of goods and merchandise, and all removal of merchandise, supplies and equipment, shall be made only in the areas provided and during the hours proscribed by Landlord. Tenant shall not use or permit the use of any portion of the Leased Premises as sleeping quarters, lodging rooms or for any unlawful purposes. Except as expressly provided otherwise in Section 6.1 of this Lease, Tenant shall not install any radio or television or other similar device exterior to the Leased Premises and shall not erect any aerial on the roof or exterior walls of the Center. Landlord may direct the use by Tenant and at Tenant's expense, of pest extermination contractors at such intervals as Landlord may require.

  (c) Tenant shall offer a senior discount program respecting Goods sold and services offered at the leased premises at all times acceptable to the Agency, provided, however, that Tenant shall not be required to exceed a commercially reasonable standard in meeting this requirement. The Gold Card program administered by the San Francisco Commission on Aging may be used as one vehicle for marketing the discounts offered to seniors.

  SECTION 7.3 STORAGE; OFFICE SPACE. Tenant shall warehouse, store and/or stock in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Leased Premises. Tenant shall use for offices, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business in the Leased Premises.

  SECTION 7.4 CARE OF PREMISES. Tenant, at Tenant's expense, shall at all times keep the Leased Premises (including service areas adjacent to the premises, show windows and signs) orderly, neat, safe, clean and free from rubbish and dirt, and shall store, transport and dispose of all trash, garbage and other solid waste in accordance with Schedule 1 of Exhibit H. Tenant shall
                                                       ---------
not burn any trash or garbage at any time in or about the Center.

  SECTION 7.5       COMPLIANCE WITH LAWS, HAZARDOUS MATERIALS.

  (a) Tenant covenants throughout the Lease term, at Tenant's sole cost and expense, promptly to comply with all Laws and Ordinances and requirements of all policies of insurance which may be applicable to the Leased Premises, and Tenant shall not violate any provision contained in the Underlying Leases or the Recorded Restrictions. Except to the extent a violation is caused by the acts of Landlord, Developer or Agency, Tenant shall comply and cause any and all Other Occupants and the Leased Premises to comply with all Hazardous Materials Laws (as defined in Section 27.21 hereof). Without limiting the generality of the foregoing, Tenant covenants and agrees that it will not use, generate, manufacture, store or dispose of, nor will it permit the use, generation, storage or disposal of Hazardous Materials (as defined in Section 27.21 hereof) on, under or about the Leased Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Leased Premises except for Hazardous Materials that do not contain asbestos or polychlorinated biphenyl ("PCBs") or do not require a permit or license from, or that need not be reported to a governmental agency, which Hazardous Materials are used in the construction of the Leased Premises and/or the ordinary course of Tenant's business and are used in compliance with all Hazardous Materials Laws.

  (b) Except for Hazardous Materials that (1) do not contain asbestos or PCBs,
(2) do not require a permit or license from, and (3) need not be reported to a governmental agency, which Hazardous Materials are used in the ordinary course of Tenant's business and are used in compliance with all Hazardous Materials Laws, Tenant shall advise Landlord in writing within five (5) business days after the date on which Tenant learns or received notice of (i) the presence of any Hazardous Materials on, under or about the Leased Premises, (ii) any action taken by Tenant in response to any (A) Hazardous Materials on, under or about the Leased Premises and/or (B) Hazardous Materials Claims (as defined in Section
27.21 hereof), (iii) Tenant's discovery of the presence of Hazardous Materials on, under or about any real property adjoining the Leased Premises, and (iv) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Premises that could cause the Leased Premises or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code, Sections 25220, et seq., or any
                                                                 -- ---
regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Premises under any Hazardous Materials Laws. In addition, Tenant shall provide Landlord with copies of all communications with federal, state and local governments or agencies relating to Hazardous Materials Laws and all communication with any person relating to Hazardous Materials Claims.

  (c) Except as required to respond to an emergency, Tenant shall not take any remedial action in response to the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Materials on, under or about the Leased Premises unless Tenant shall have first submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed, a written Hazardous Materials remediation plan. Landlord shall approve or disapprove of such Hazardous Materials remediation plan promptly, but in any event within thirty (30) days after receipt thereof. If Landlord disapproves of any such Hazardous Materials remediation plan, Landlord shall specify in writing the reasons for its disapproval. Any such remedial action undertaken by Tenant shall be done in a manner so as to minimize any impairment to the Leased Premises. In the event Tenant undertakes any remedial action with respect to any Hazardous Materials on, under or about the Leased Premises, Tenant shall conduct and complete such remedial action (i) in compliance with all applicable federal, state and local laws, regulations, rules, ordinances and policies, (ii) to the reasonable satisfaction of Landlord, and (iii) in accordance with the orders and directives of all federal, state and local governmental authorities.

  (d) Tenant shall protect, indemnify and hold Landlord, its members, shareholders, partners, Affiliates, directors, officers, employees and agents, and any successors to Landlord's interest in the Leased Premises, the landlords under the Underlying Leases, and any successors to any such other person, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses of any kind (including, without limitation, reasonable attorney fees and all costs, disbursements and expenses of legal counsel and expenses of investigation) which arise out of or related in any way to any use, handling, production, transportation, disposal or storage of any Hazardous Materials in or on the Leased Premises at any time following the Commencement Date and prior to the termination of the Lease and the surrender of the Leased Premises by Tenant, whether by Tenant or any other person (other than Hazardous Materials in, on, under or about the Leased Premises as of the Commencement Date that are present due to the acts of any party entitled to indemnification under this Section 7.5) directly or indirectly arising out of storage, use, disposal, transportation, discharge or release of Hazardous Materials by Tenant or any of its agents, contractors, servants, employees, sublessees, licensees, invitees or other persons acting by or on its behalf. All such costs, damages, claims and expenses heretofore described and/or referred to in this Section shall constitute additional rent owing from Tenant to Landlord hereunder and shall be due and payable from time to time immediately upon Landlord's request, as incurred. Tenant understands and agrees that its liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (i) discovery of any such Hazardous Materials on, under or about the Leased Premises or (ii) the institution of any Hazardous Materials Claim with respect to such Hazardous Materials, and not upon the realization of loss or damage. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

  SECTION 7.6 PROHIBITED USES. Pursuant to the terms of the Underlying Leases, Tenant acknowledges that the following uses are absolutely prohibited on, at or in the Leased Premises, notwithstanding anything to the contrary contained herein, and that nothing herein shall be deemed to permit or authorize any such use, and no waiver or permission made or granted hereunder which Tenant may assert gives rise to a right or entitlement to engage in any such prohibited use or conduct shall be effective:

  (a) Shops, restaurants or theatres which deal predominately in, or otherwise predominately sell, produce, promote, display or are associated with, pornographic, lewd or adult sexual entertainment materials or performances; massage parlors; schools and/or professional offices except for management or administrative offices of Tenant; eleemosynary institutions not selling permitted goods or services; wholesale operations (but not discount offerings to the general public); retail shops (excluding antique stores) carrying primarily major appliances and/or home or office furniture or equipment that cannot be hand carried after purchase; hotels, hostels or lodging or other transient occupancy facilities; residential uses of any kind; non-service parking; and any unlawful or other use of a type not generally considered appropriate for a first-class retail and entertainment complex conducted in accordance with good and generally accepted standards of operation;

  (b) Office space (other than office space connected with and required for a use otherwise permitted hereunder), including, without limitation, banks, financial institutions, brokerage and security operations, travel agencies, real estate agencies, clinics and professional offices; and

  (c) Outdoor, active (physical) recreation components requiring the installation of permanent improvements such as tennis courts, shuffleboard, par course or swimming pool, excluding temporary improvements for special events or incidental uses related to major indoor uses; live animal displays; boat rides; bungee jumping; typical pinball arcades (unless such arcades constitute a use that is incidental to a permitted use hereunder), provided, however, that such uses comply with Laws and Ordinances, Tenant shall have the right to operate video games or other coin operated machines commonly used at similar theatre operations within the Leased Premises, but not within that portion of the Leased Premises located on the first floor of the Center; outdoor amusement rides (except temporary use for special events, or as related to major indoor uses); service facilities unrelated to major uses; curiosity attractions such as wax museums; private clubs and facilities; large, freestanding amusements rides; and typical carnival pitch games.

  SECTION 7.7 UNDERLYING LANDLORD CONSENT. No change in use of the Leased Premises shall be permitted without the prior written consent of the landlord under the Underlying Leases. Furthermore, neither the foregoing provision, nor any other provision of this Article 7 shall be interpreted or construed to permit or authorize any change in use from that expressly permitted under the Data Sheet or to require that Landlord entertain or consider any request by Tenant or any successor thereto for a change or addition to the specifically delineated use rights of Tenant hereunder.

                                   ARTICLE 8
                                 COMMON AREAS

  SECTION 8.1 OPERATION AND MAINTENANCE OF COMMON AREAS. Landlord agrees to cause to be operated and maintained during the term of this Lease all Common Areas in the Center and to keep the Common Area in good condition and repair and in accordance with Laws and Ordinances. The manner in which such areas and facilities shall be operated and maintained, and the expenditures therefor, shall be at the sole discretion of Landlord provided that the Center is kept in a first-class condition and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time, provided, however, that Landlord shall, to the extent reasonably required for the operation of Tenant's business, keep the Common Area open with the escalators running and the accessible portions of the Center lighted during the time the theatres are open and the Common Area shall remain open until forty-five (45) minutes after the conclusion of the last showing each night. Notwithstanding the foregoing, Tenant's use of the Common Areas may be interrupted or inhibited by any modifications or expansions to the Common Areas which Landlord, in its sole discretion, may effect from time to time. Tenant acknowledges that such modifications and expansions may require the erection of scaffolding and/or the placement of barricades in the Common Areas.

  SECTION 8.2 USE OF COMMON AREAS. The term "Common Area", as used in this Lease, shall mean and include, to the extent provided by Landlord, (i) the following areas within the Center: roadways, alleyways, pedestrian sidewalks, driveways, public transportation loading and unloading facilities not devoted to a single tenant, truckways, delivery areas, landscaped areas, a reasonable amount of office facilities located at the Center, elevators, enclosed and unenclosed mall areas, roof, skylights, beams, stairs and ramps not contained within any Floor Area, public restroom if any, service areas, service and fire exit corridors, passageways, and other areas, amenities, facilities and improvements provided by Landlord and (ii) those areas within the Center and areas adjacent to the Center which from time to time may be provided by Landlord or the owners of such areas for the convenience and use of the Landlord, the tenants of the Center, and their respective concessionaires, agents, employees, customers, invitees and any other licensees. Tenant acknowledges that subject to Landlord's approval, the Common Areas may be utilized by Landlord or other tenants for promotional purposes, product shows, exhibits and displays and, in addition, Landlord may lease portions of the Common Areas for the sale of food, beverages and other Goods. Tenant shall not have any right to a reduction in Rental due to the aforementioned uses of the Common Areas. Tenant further acknowledges that the Center does not presently provide parking for Tenants, its invitees, employees or customers. The use and occupancy by Tenant of the Leased Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas have been or may hereafter be provided by Landlord or by the owners of Common Areas not within the Center as specified in the preceding sentence, subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord including, without limitation, the right, subject to Section 8.1 above, of Landlord to determine the hours and mode of operation of the elevators serving the Center, and to restrict hours of access to Common Areas. Landlord may at any time close any Common Area to make repairs or changes to prevent the acquisition of public rights in such area and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Furthermore, Landlord shall have the right (but not the obligation) to limit or prevent access to all or any portion of the Center, shut down elevator and escalator service, activate emergency controls or procedures, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Center or the protection of the Center or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition or threat thereof. Landlord shall have no obligation to provide any safety or security devices, services or programs for Tenant or the Center and shall have no liability for failure to provide the same or for inadequacy of any measures provided. However, Landlord may institute or continue such safety or security devices, services and programs as Landlord in its sole discretion deems necessary. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and enhance safety, may not in given instances prevent theft or other injurious acts or ensure safety of parties or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such acts and other losses, beyond that required in Article 11. Tenant agrees to cooperate in any safety or security program developed by Landlord or required by Laws and Ordinances. In no event shall Tenant, its agents or employees, use the Common Areas for the display or sale of merchandise.

                                   ARTICLE 9
                                     SIGNS

  SECTION 9.1 SIGNS. Tenant shall affix a sign or signs to the exterior surface of the interior mall storefront of the Leased Premises (and to the extent, if any, specifically authorized under Exhibit F hereto, a sign or signs
                                              ---------
to the exterior surface of any exterior storefront of the Leased Premises) and shall direct and shall maintain said sign(s) in good condition and repair during the entire term of this Lease. Said sign(s) shall conform to the criteria for signs contained in Exhibit F, and the size, content, design, lighting and
                   ---------
location(s) thereof shall be subject to the prior written approval of Landlord. Except as hereinabove permitted, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall, window, or on any other exterior surface of the Leased Premises, or any sidewalk or other location outside the Leased Premises, or within one foot (1') of the inside glass surface of the display window(s) in the Leased Premises, or within any entrance to the Leased Premises, any sign (flashing, moving, hanging, handwritten, or otherwise), decal, placard, decoration, flashing, moving or hanging lights, lettering, or any other advertising matter of any kind or description, not permitted under Exhibit F. In no event shall any banners, balloons, inflated
                ---------
figures or other such lighter-than-air devices be tethered, tied to, or otherwise affixed or flown from or in any portion of the Leased Premises so as to be visible on the exterior of the Center or the Common Areas without the prior written approval of Landlord (which approval may be withheld or conditioned in the sole discretion of Landlord) and, to the extent required, the landlords under the Underlying Leases. If Tenant places or causes to be placed or maintained any of the foregoing, the same may be removed by Landlord or Landlord's representative without notice and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof. No symbol, design, name, mark or insignia adopted by Landlord for the Center shall be used without the prior written consent of Landlord. No illuminated sign located in the interior of the Leased Premises and which is visible from the outside thereof shall be permitted without the prior written approval of Landlord. All signs located in the interior of the Leased Premises which are reasonably visible from the Common Area shall be consistent with the intent, theme and ambience of the Center and shall be in good taste so as not to detract from the general appearance of the Leased Premises or the Center. All signs shall comply with applicable Laws and Ordinances.

                                  ARTICLE 10
                        MAINTENANCE OF LEASED PREMISES

  SECTION 10.1 LANDLORD'S OBLIGATIONS FOR MAINTENANCE. Landlord shall keep and maintain those portions of the Leased Premises constructed by or on behalf of Landlord and the exterior surface of the exterior walls of the building in which the Leased Premises are located (exclusive of doors, door frames, door checks, other entrances, windows and window frames which are part of Leased Premises, tenant signs, and non-structural elements of storefronts), the Common Area (including all utility lines, sewer lines, water pipes and storm drains (i) serving but located outside the Leased Premises and (ii) serving both portions of the Center located inside and outside of the Leased Premises wherever located, and that portion of the Leased Premises constructed by Landlord in accordance with Exhibit E hereto, in first-class appearance and in good repair,
                ------- -
in compliance with Laws and Ordinances in effect as of the Commencement Date, and in compliance with Laws and Ordinances enacted after the Commencement Date to the extent such Laws and Ordinances affect the structural portions of the Center (but not to the extent such Laws and Ordinances require modifications of work performed by Landlord pursuant to a Tenant Change Order) except that Landlord shall not be called upon to make any such repairs occasioned by Tenant's failure to comply with the provisions of this Lease or the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors. Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Leased Premises and appurtenances, except as may be required under Articles 17 and 18 or other specific provisions of this Lease, and nothing contained in this Section 10.1 shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs conferred elsewhere in this Lease.

  SECTION 10.2      TENANT'S OBLIGATIONS FOR MAINTENANCE.

  (a) Except as provided in Section 10.1 of this Lease, and except for repairs or replacements necessitated by (i) Landlord's negligent or tortious acts, (ii) Landlord's failure to comply with the provisions of this Lease or (iii) Landlord's failure to properly perform Landlord's construction of the Leased Premises in accordance with Exhibit E or Landlord's failure to enforce the
                            ------- -
warranties described in Section 5.1 of this Lease, Tenant, at Tenant's expense, shall keep and maintain in first-class appearance, in good condition and repair as reasonably determined by Landlord (including replacement of parts and equipment, if necessary), or as otherwise directed by the Agency, the Leased Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the interior surfaces of the exterior walls, the exterior and interior portion of all doors, door frames, door checks, other entrances, windows, window frames, Tenant signs, plate glass, storefronts, all plumbing and sewage facilities within the Leased Premises (including free flow up to the main sewer line), fixtures, ventilation, heating and air conditioning and electrical systems (to the extent located in the Leased Premises), sprinkler systems, walls, floors and ceilings, and all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and all other work performed by or on behalf of Tenant pursuant to Exhibit E and Article 6 hereof.
                             ---------

  (b) Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition and, except to the extent due to Landlord's faulty workmanship, or except to the extent such compliance is Landlord's responsibility pursuant to Section 10.1 above, in accordance with all Laws and Ordinances relating to the physical condition of the Leased Premises, all at the sole cost and expense of Tenant. Except as otherwise expressly provided in Articles 17 and 18 hereof, at the time of the expiration of the tenancy created herein, Tenant shall surrender the Leased Premises in good order, condition and repair, ordinary wear and tear excepted.

  (c) Tenant shall keep the Leased Premises and all other parts of the Center free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and agrees to bond against or discharge any mechanics or materialmen lien within ten (10) days after written request therefor by Landlord. Tenant shall give Landlord at least fifteen (15) days' notice prior to commencing or causing to be commenced any work on the Leased Premises (whether prior or subsequent to the commencement of the Lease term), so that Landlord shall have reasonable opportunity to file and post a notice of non-responsibility for Tenant's work. Tenant shall reimburse Landlord for any and all costs and expenses which may be incurred by Landlord by reason of the filing of any such liens and/or removal of same, such reimbursement to be made within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses.

  (d) Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and/or the insurance underwriters insuring the Center.

  (e) Tenant agrees not to alter the heating, ventilating or air-conditioning system(s) serving the Leased Premises as these systems are designed to maintain comfortable conditions during normal Center business hours. Except as approved by Landlord, Tenant shall not attempt to redirect air flow by closing off portions of the Leased Premises, opening doorways or windows to the outside or by any other method which would cause changes in the relative air temperature or air pressure between the Common Areas and the Leased Premises.

  (f) Tenant expressly waives all rights to make repairs to any portion of the Center, including the Leased Premises, at the expense of Landlord as provided for in California Civil Code Sections 1941 or 1942 or in any statute or law in effect during the term of this Lease.

  (g) In the event Tenant fails, refuses or neglects to commence and complete repairs promptly and adequately, to remove any lien, to pay any cost or expense, to reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant pursuant to this Section 10.2, Landlord may, but shall not be required to, make or complete any such repairs, remove such lien, pay such cost or perform such act or the like (with reasonable prior notice to Tenant) but at the sole cost and expense of Tenant. Tenant shall reimburse Landlord for all costs and expense of Landlord thereby incurred within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant so to make repairs, to remove any lien arising out of work performed by, or on behalf of, Tenant, to pay any such cost or expenses or so to reimburse Landlord (in the case of reimbursement, within such ten (10) day period) shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as failure to pay Minimum Annual Rental.

                                  ARTICLE 11
                            INSURANCE AND INDEMNITY

  SECTION 11.1      TENANT'S INSURANCE.

  (a) Tenant, at it sole cost and expense, shall, during the entire term hereof, procure, pay and keep in full force and effect, to the extent the same is commercially reasonably available: (i) full public liability and property damage insurance with respect to the Leased Premises and the operations of Tenant, in, on or about the Leased Premises, including steam boiler insurance if applicable, in which the limits with respect to public liability shall be not less than Two Million Dollars ($2,000,000) per occurrence for personal injury and death and in which the limits with respect to property damage liability shall not be less than Five Hundred Thousand Dollars ($500,000); (ii) plate glass insurance, at full replacement value; (iii) insurance against fire, extended coverage, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard form of "all risk" insurance policy from time to time in general use in the City of San Francisco (the "City"), insuring Tenant's merchandise, trade fixtures (whether or not paid for by Tenant), furnishings, equipment, inventory and all other items of personal property of Tenant located on or in the Leased Premises, in an amount equal to not less than one hundred percent (100%) of the full replacement cost thereof and with a deductible not in excess of Twenty-Five Thousand Dollars ($25,000.00); (iv) worker's compensation coverage as required by law; (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builders risk insurance, in an amount reasonably satisfactory to Landlord; (vi) the insurance required under Division 2 of

Exhibit E; (vii) loss of income and business interruption insurance in such
---------
amounts as will reimburse Tenant for a period of not less than one (1) year for direct or indirect loss of earnings and extra expense attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or the Center, or any portion thereof, as a result of such perils; and (viii) any additional types of insurance and/or increased policy limits as may be reasonably required by Landlord from time to time.

  (b) All policies of insurance required to be carried by Tenant pursuant to this Section 11.1 shall be written by responsible insurance companies authorized to do business in the State of California, rated A-VII or better by A.M. Best's rating system (or a comparable successor rating), and otherwise reasonably acceptable to Landlord, the landlords under the Underlying Leases and all Mortgagees. Any such insurance required of Tenant hereunder shall be furnished by Tenant under a separate policy therefor. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, provides the coverage required by this Section and contains provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon policy renewals, not less than thirty (30) days prior to the expiration of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder.

  (c) Each policy evidencing insurance required to be carried by Tenant pursuant to this Section 11.1 shall contain the following provisions and/or clauses: (i) a cross-liability clause; (ii) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord is excess insurance; (iii) a provision including Landlord and any other parties in interest designated by Landlord as additional insureds; (iv) with respect to "all risk" casualty insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives; (v) a severability clause; (vi) a provision that the insurer will not cancel or change the coverage provided by such policy without first giving Landlord and any other additional insureds thirty (30) days' prior written notice.

  (d) In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the duration specified in this Section 11.1, any insurance required by this Section, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall repay Landlord all sums paid by Landlord with interest thereon as provided elsewhere herein and any cost or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord's written demand to Tenant for such payment.

  (e) Tenant shall not carry a stock of goods or do anything in or about the Leased Premises which will in any way tend to increase the insurance rates on the Center or the Leased Premises. If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirement of the insurance underwriters and governmental authorities having jurisdiction.

  SECTION 11.2      LANDLORD'S INSURANCE.

  (a) Landlord agrees, during the term thereof, to provide, to the extent the same is commercially reasonably available, in coverages determined by Landlord (or as required by any Mortgagee or any landlord under any of the Underlying Leases), with or without deductibles, insurance coverage against loss or damage by fire, flood, earthquake, windstorm, hail, explosion, damage from aircraft and vehicles and smoke damage, and other risks as are from time to time included in a standard extended coverage endorsement, insuring the Center (including Tenant's leasehold improvements to the Leased Premises, but excluding Tenant's merchandise, trade fixtures, furnishing, equipment, plate glass, signs and all other items of personal property of Tenant and further exclusive, to the extent Landlord determines, of similar property of other tenants in the Center) in an amount equal to the full replacement cost of the property so insured (including building code upgrade coverage and the cost of foundations, excavations and footings) and without any deduction for depreciation. Landlord may also carry at its option special extended coverage endorsement.

  (b) Landlord agrees, during the term hereof, to the extent the same is commercially reasonably available, to carry rental interruption insurance (as to Tenant and other tenants of the Center), which insurance as to Tenant may be carried in amounts equal to Tenant's total rental obligation for twelve (12) full months under this Lease including the total of the estimated costs to Tenant of taxes, GMOS payments, operating expenses and other charges to Tenant hereunder for such twelve (12) full months.

  (c) Landlord agrees, during the term hereof, to maintain comprehensive public liability insurance insuring against claims for personal injury, death and/or property damage occurring upon, in or about the Center or upon, in or about the adjoining land, streets and passageways thereof, such insurance to afford protection in an amount not less than Twenty-Five Million Dollars ($25,000,000) combined single limits covering bodily injury and property damage, including contractual liability, personal injury, advertising liability, broad form property damage, products and completed operations coverage, which minimum required amount shall be adjusted from time to time as Landlord shall determine (or be required by any Senior Interest holders). During any period in which Landlord has employees as defined in the California Labor Code, Landlord shall maintain, in addition, policies of workers' compensation insurance including employer's liability coverage with limits not less than $1,000,000 each occurrence, covering all persons employed by Landlord in connection with the use, operation and maintenance of the Center and with respect to whom workers' compensation claims could be asserted against Landlord or any other party.

  (d) Any insurance required of Landlord hereunder may be furnished by Landlord under a blanket policy carried by it or under a separate policy therefor. Landlord and Tenant hereby waive any rights each may have against the other in connection with any of the damage occasioned to Landlord or Tenant, as the case may be, their respective property, Leased Premises, or the Center or its contents, arising from covered causes of loss for which property damage insurance is carried or required to be carried pursuant to this Lease. Each party on behalf of their respective insurance companies insuring their respective property against any such loss, waive any right of subrogation that it may have against the other party. With respect to "all risk" casualty insurance required to be carried by Landlord, such policy shall contain a waiver by the insurer of any right to subrogation against Tenant, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Tenant, its agents, employees or representatives. Notwithstanding anything to the contrary contained in this
Section 11.2, in the event any insurance required to be carried by Landlord hereunder becomes commercially unavailable or the premium cost or deductible limits becomes unreasonable, Landlord may elect to self-insure such risks. If Landlord elects to self-insure, or thereafter elects to terminate its self-insurance program, Landlord shall give at least thirty (30) days' prior written notice thereof to Tenant. Tenant shall pay its Proportionate Share of the reasonable cost attributable to Landlord's self-insurance program.

  SECTION 11.3 COVENANT TO HOLD HARMLESS. Tenant covenants to indemnify Landlord, its members, shareholders, partners, affiliates, directors, officers, agents and employees, and save them harmless (except for loss or damage resulting from the gross negligence of Landlord and not required to be insured against by Tenant pursuant to this Article 11) from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with all losses, including loss of life, personal injury and/or damage to property, arising from or out of any occurrence, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or, to the extent due to the acts of Tenant or its agents, contractors, suppliers, employees, servants, customers or Other Occupants, any other portion of the Center, or from third party claims or actions arising from or out of Tenant's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, suppliers, employees, servants, customers or Other Occupants. In case Landlord or any other party so indemnified shall, without fault, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold them harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by them in connection with such litigation. Landlord covenants to indemnify Tenant, its members, shareholders, partners, affiliates, directors, officers, agents and employees, and save them harmless (except for loss or damage resulting from the negligence of Tenant and not required to be insured against by Landlord pursuant to this Article 11) from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with all losses, including loss of life, personal injury and/or damage to property, arising from or out of any occurrence, upon or at the Common Area or the occupancy or use by Landlord of the Common Area or from third party claims or actions arising from or out of Landlord's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission of Landlord its agents, contractors, suppliers, employees or servants. In case Tenant or any other party so indemnified shall, without fault, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold them harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by them in connection with such litigation.


                                  ARTICLE 12
                                UTILITY CHARGES

  SECTION 12.1      UTILITY CHARGES.

  (a) Tenant shall be responsible for its Proportionate Share of all fees, charges, including use and/or connection fees, hook-up fees, standby fees, and/or penalties for discontinued or interrupted service, and the like, for water, gas, electricity, centrally conditioned cold air supply, sewer and sanitation, solid waste disposal and any other service or utility used in or upon the Leased Premises which are furnished by Landlord, the costs of which shall be included in the Operating Expenses. To the extent any of the foregoing utilities are separately provided to Tenant, Tenant shall be responsible for, and shall promptly pay to the utility provider or, to Landlord (if Landlord provides separate meters), all such costs and deposits payable in connection therewith.

  (b) Except to the extent caused by Landlord's negligent or willful acts (or that of its agents or servants) and only to the extent such interruption or curtailment lasts longer than twenty-four (24) hours beyond Landlord's receipt of notice thereof, Landlord shall not be liable for damages or otherwise for any interruption, reduction, disruption, curtailment or failure in the supply, quality or character of electricity or any other utility or other service, or if the quantity, quality or character thereof supplied to or by Landlord is changed or is no longer available for Tenant's requirements, nor shall any such interruption, reduction, disruption, curtailment, failure or change in quantity, quality or character constitute or be deemed to constitute constructive eviction of Tenant, or excuse or relieve Tenant from its obligations under this Lease, including without limitation the obligation to pay rent.


                                  ARTICLE 13
               ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION

  SECTION 13.1 ESTOPPEL STATEMENT. Tenant agrees within ten (10) days after request therefor by Landlord or any Mortgagee or beneficiary under a deed of trust covering the Center or any portion thereof (each, a "Mortgagee"), and Landlord agrees within ten (10) days after request therefor by Tenant, to execute in recordable form and deliver to the requesting party a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the date of commencement and termination of the term of this Lease, (c) that rental and all other charges hereunder are paid currently without any offset or defense thereto, (d) the amount of rental and all other charges hereunder, if any, paid in advance, (e) whether this Lease has been modified and, if so, identifying the modifications, (f) that there are no uncured defaults or stating those claimed and (g) any other reasonably requested information.

  SECTION 13.2 ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage and/or deed of trust made by Landlord covering the Leased Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Center or any portion thereof containing the Leased Premises, subject to any contrary provisions contained in any non-disturbance and attornment agreement entered into by Tenant and a Mortgagee, provided such successor landlord assumes the obligations of Landlord under this Lease in writing pursuant to an agreement promptly delivered to Tenant, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the Mortgagee or new owner whereby Tenant attorns to, such successor in interest and recognizes such successor as the Landlord under this Lease.

  SECTION 13.3 SUBORDINATION. Tenant agrees this Lease, including any rights of Tenant with respect to condemnation or insurance proceeds, shall, at the request of Landlord or the first lien Mortgagee covering the Leased Premises, be subordinate to any mortgages or deeds of trust, and all renewals, modifications, replacements, consolidations and extensions thereof that have been or may hereafter be placed upon the Center, or any portion thereof, and all renewals, replacement and extensions thereof, provided, however, that the Mortgagee shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant agrees that upon the request of Landlord, or any Mortgagee, Tenant shall, within five (5) days of the receipt of said request, execute whatever instruments may be required to carry out the intent of this Section.

  SECTION 13.4 REMEDIES. Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Article, within ten (10) days after written request so to do by Landlord, shall constitute a breach of this Lease. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver in the name of Tenant any such statement or instrument.

  SECTION 13.5 NOTICE TO MORTGAGEES AND UNDERLYING LEASE LANDLORDS. Notwithstanding any provision to the contrary contained herein, Landlord shall not be deemed to be in default under any provision of this Lease until Tenant, after giving written notice to Landlord and allowing Landlord reasonable time in which to cure any alleged default, gives written notice to the landlords under the Underlying Leases and each and every Mortgagee of the Center (provided Landlord provides Tenant with the names and addresses of such Landlords and Mortgagees), which notice shall state the alleged default and allow said Mortgagee(s) and the landlords under the Underlying Leases an additional thirty
(30) days to cure said default (or if any such default is not reasonably capable of cure within said period, shall allow the Mortgagee and/or landlords the opportunity to commence said cure within said period and diligently prosecute same to conclusion).

  SECTION 13.6 SUCCESSORS. Anything herein contained to the contrary notwithstanding, under no circumstances shall a Mortgagee or landlord under an Underlying Lease, whether or not it shall have succeeded to the interests of Landlord, under this Lease, be (a) liable for any act, omission or default of any prior landlord; (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or (c) bound by any Minimum Annual Rental, Percentage Rental or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance.

                                  ARTICLE 14
                           ASSIGNMENT AND SUBLETTING

  SECTION 14.1      LANDLORD'S RIGHTS.

  (a) Notwithstanding any provision herein to the contrary or reference herein to concessionaires, subtenants, Other Occupants or otherwise, Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein, and not to lease or sublet the Leased Premises or any part or parts thereof or any right or privilege appurtenant thereto, and not to allow anyone to conduct business, upon or from the Leased Premises (whether as concessionaire, franchisee, licensee, permittee, subtenant, department operator, manager or otherwise), in all cases either by voluntary or involuntary act of Tenant or by operation of law or otherwise, without the prior written consent of Landlord, which consent may be withheld or conditioned in the sole, unfettered discretion of Landlord. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease to an Affiliate of Landlord. Furthermore, Tenant shall have the right to assign this Lease to a nationally or regionally recognized operator of multi-screen conventional theatre space provided that (x) such assignee is of good repute and, (y) such entity (or its guarantor) has a net worth (as determined by GAAP) at the time of the assignment equal to (i) if the proposed assignment is requested during the initial Term of the Lease, $100,000,000 declining ratably to $17,500,000 over the Term or (ii) if requested during an Extended Term, $50,000,000 declining ratably to $10,000,000 over the Extended Term and (iii) such assignee, and/or its guarantor (depending on the net worth of each), shall execute and deliver to Developer a guaranty in form and substance acceptable to Developer.

  The sale, issuance or transfer of any partnership interests or voting capital stock or membership interests of Tenant or Tenant's Guarantor, if any, which results directly or cumulatively in a change in the present voting control of Tenant, or Tenant's Guarantor if any, shall be deemed to be an assignment of this Lease within the meaning of this Section 14.1, and any such sale, issuance or transfer shall require the consent of Landlord unless such sale, issuance or transfer complies with the last sentence of the preceding paragraph. The foregoing sentence shall not apply in the event Tenant, or Tenant's guarantor is a partnership or a corporation the stock of which is traded on the New York or American Stock Exchange or NASDAQ national over-the-counter system. Any such prohibited act by Tenant or Tenant's Guarantor (or any attempt at same), either voluntarily or involuntarily or by operation of law or otherwise, shall at Landlord's option constitute a breach by Tenant of this Lease. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing franchises, concessions, licenses, permits, subleases, subtenancies, departmental operating arrangements, management agreements or the like, or may, at the option of Landlord, operate as an assignment to Landlord of the same. Nothing contained elsewhere in this Lease shall authorize Tenant to enter into any franchise, concession, license, permit, subtenancy, departmental operating arrangement, management agreement or the like except pursuant to the provisions of this Section. In addition to other unique credit and business considerations attendant to Landlord's decision to lease the Leased Premises to Tenant, Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Center the unique attraction of Tenant's trade name set forth in the Data Sheet, the unique product line, attraction and/or services associated with Tenant's business as described in the Data Sheet, and the economic benefits attendant to the Percentage Rental hereunder, essential, inter alia, for
                                                         ----- ----
Landlord's merchandising mix, the success or continued success of the Center and fulfillment of the economic expectations of Landlord, and the foregoing prohibitions are expressly agreed to by Tenant as an inducement to Landlord to lease to Tenant. In the event that hereafter California law applicable to the Lease shall change so as to restrict in any manner Landlord's rights or discretion under this Section 14.1, then Landlord shall be able to exercise its rights and discretion to the full extent permitted by law. In addition, each of the following conditions shall apply to any proposed assignment or sublease: (i) the occupancy resulting therefrom shall not violate any rights theretofore given to any other tenant of the Center; (ii) substantially the same type, class, nature and quality of business, merchandise, services and management, including, without limiting the generality of the foregoing, type, class, nature, quality and volume of merchandise sold or offered for sale, financial soundness and business experience of ownership and management, shall be maintained and furnished in a manner compatible with the high standards contemplated by this Lease; (iii) each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease, shall not be impaired or diminished; and (iv) if required of any Senior Interest holder, the consent of such Senior Interest holder shall have been obtained.

  (b) Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting.

  (c) Any assignment or subletting without Landlord's consent shall be void and shall constitute a breach of this Lease.

  (d) Tenant shall reimburse Landlord as additional rent for Landlord's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

  (e) No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.

The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

  (f) Prior to any subletting or assignment, Tenant shall notify Landlord and Developer of such intention to assign or sublease and deliver to Landlord and Developer the form of proposed sublease or assignment, as the case may be. Within ten (10) days of the execution of such assignment or sublease, Tenant shall deliver to Landlord and Developer a copy of such assignment or sublease.

  It is expressly understood and agreed that no consent of Landlord shall be required for (i) the granting of customary concessions for uses which are ancillary to the exhibition of motion pictures (such as the sale of popcorn, the installation of pay telephones, video games or ATM machines or the display of advertising in the Leased Premises) unless such uses are expressly prohibited hereunder and (ii) Four Wall Deals (as defined in Section 2.2(d)).


                                  ARTICLE 15
                               WASTE OR NUISANCE

  SECTION 15.1 WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises and shall not place a load upon any floor of the Leased Premises which exceeds the floor load per square foot which such floor was designed to carry. Tenant shall not commit or suffer to be committed any nuisance or other act or thing which disturbs the quiet enjoyment of any other occupant or tenant of the Center. Tenant agrees that business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted outside of the Leased Premises, to such a degree as to be reasonably objectionable to Landlord or to any occupant, shall be placed and maintained by Tenant at its expense in a setting of cork, rubber or spring-type vibration isolators sufficient to eliminate such vibrations or noise.


                                  ARTICLE 16
                                  TRADE NAME

  SECTION 16.1 TRADE NAME AND ADVERTISING. Tenant agrees (a) to operate its business in the Leased Premises under the name specifically set forth in the Data Sheet (or such other name as is used by a majority of the motion picture theatres operated by Tenant or its Affiliates) so long as the same shall not be held to be in violation of any Law and Ordinance, (b) not to change the advertised name or character of the business operated in the Leased Premises without the prior written approval of Landlord, (c) to refer to the Center as the "The Sony Entertainment Center" (or such other name as Landlord shall determine) in designating the location of the Leased Premises in all advertising, including, but not limited to, newspapers, radio, television, internet and other media, and in all printed displays, brochures, pamphlets, flyers, mailings, and posters and in all other references to the location of the Leased Premises, (d) and to list this location in all such advertising and, during the Lease Term, to prominently include in all its advertising during the ninety (90) day period prior to the Commencement Date the designation that the Tenant will be opening for business in the Center.

  SECTION 16.2 SOLICITATION OF BUSINESS. Tenant and Tenant's employees and/or agents shall not solicit business in the Common Areas, or any part of the Center other than in the Leased Premises, nor shall Tenant distribute any handbills or other advertising matter in the Common Areas or any part of the Center, other than in the Leased Premises. Tenant shall not give samples or approach customers outside the Leased Premises for purposes of soliciting sales.


                                  ARTICLE 17
                                  DESTRUCTION

  SECTION 17.1 RECONSTRUCTION. In the event the Leased Premises or the Center shall be partially or totally damaged by fire or other casualty insured under the insurance required to be carried by Landlord pursuant to Section
 11.2(a) of this Lease, which damage renders the Leased Premises totally or partially inaccessible or unusable by Tenant in the ordinary course of its business, then, provided that the Developer or its successors and assigns shall be obligated to rebuild pursuant to the terms of the Development Lease, the damage shall be diligently repaired in compliance with all Laws and Ordinances (unless Landlord shall elect not to rebuild as hereinafter provided), whereupon (to the extent reimbursed to Landlord from the proceeds of insurance required to be carried by Landlord under Section 11.2(b)) the Minimum Annual Rental and other charges payable by Tenant to Landlord shall be abated in proportion to the Floor Area of the Leased Premises rendered inaccessible or unusable and the aggregate dollar Breakpoint applicable to Percentage Rental computations shall likewise be proportionately reduced. Payment of full rental and all other charges so abated shall recommence and Tenant shall be obligated to reopen for business as of the thirtieth (30th) day following the date that the Leased Premises are accessible and usable for the ordinary course of Tenant's business and Landlord so advises Tenant unless Tenant opens at an earlier time or remains open following the damage, or, if Tenant needs to perform significant work to the Tenant improvements in the Leased Premises not reasonably performable during said thirty (30) day period, and Landlord desires that Tenant perform such work, as of the ninetieth (90th) day following the date Landlord advises Tenant that the Leased Premises are accessible for such work and Landlord so advises Tenant. Provided that the Developer shall be obligated to rebuild pursuant to the Development Lease, Landlord shall be obligated to cause such repairs to be made. In connection with Tenant's installation of its fixtures, an architect duly registered in the State of California shall be selected and appointed by Tenant to prepare any necessary drawings and specifications and to supervise the work, and direct the payment of such insurance proceeds. Such insurance proceeds shall be payable to Tenant only upon certificates of said architect stating that the payments specified therein are properly payable for the purpose of reimbursing Tenant for the expenditures actually made by Tenant in connection with such work. In making repairs, restoration or reconstruction, Tenant, at its expense, shall comply with all Laws and Ordinances and shall perform all work or cause such work to be performed with due diligence and in a first-class manner. All permits required in connection with said repairs, restoration and reconstruction of Tenant's Work shall be obtained by Tenant at Tenant's sole cost and expense. In the event the damage is caused by earthquake, Tenant's Proportionate Share of any amount (but in no event shall such amount exceed $5,000,000) expended by Landlord or Tenant in excess of insurance proceeds received by Landlord respecting the Center shall be the sole obligation of Tenant. Tenant's Proportionate Share of such excess shall be paid by Tenant to Landlord after demand therefor but (provided prior demand has been made on Tenant together with a statement setting forth the amount of such excess) in no event later than seven (7) days prior to the date Landlord is obligated to make such payment to Developer. The amount of each demand shall be Tenant's Proportionate Share of Landlord's obligation to make payment as the same may become due. Tenant may, in its discretion, pay such amount by a check made payable to Developer or its successors and assigns. The party required hereunder to repair damage to the Leased Premises shall reconstruct such Leased Premises in accordance with the Working Drawings and Specifications originally approved by Landlord or (at Tenant's election) new drawings prepared by Tenant and acceptable to Landlord after the same plan approval process as the initial plans. Tenant shall otherwise comply with Exhibit E unless Landlord elects otherwise. In no event
                      ---------
shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings, equipment, signs or other personal property.

  Notwithstanding the foregoing, if the Developer is not required to rebuild the Center pursuant to the terms of the Development Lease (or Landlord cannot elect to require Developer to rebuild pursuant to the terms of the Development Lease), then Landlord either may elect that the Center shall be repaired or rebuilt or, at its sole option, may terminate this Lease by giving written notice to Tenant of Landlord's election so to terminate, such notice to be given within ninety
(90) days after the occurrence of such damage or destruction. If, in any of the foregoing events, Landlord repairs or rebuilds, Tenant shall repair or replace Tenant's improvements, merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to the damage or destruction thereof, which repair or replacement shall be at Tenant's sole cost. In the event the Development Lease is terminated by Landlord as a result of a Major Damage and Destruction (as such term is defined in the Development Lease), then, if, and to the extent, insurance proceeds are received by Landlord pursuant to Section 7.22 of the Development Lease, Landlord shall pay to Tenant, within ten (10) days of receipt thereof, an amount equal to the portion of the Contribution Amount paid to Landlord. Notwithstanding anything to the contrary contained in this Article 17, in the event the Leased Premises have not been completed within twenty-four (24) months of the date of casualty, Tenant may terminate this Lease upon written notice to Landlord which termination notice shall be effective upon receipt by Landlord.

  SECTION 17.2 WAIVER OF SUBROGATION. Each party hereto does hereby waive, remise, release and discharge the other party, hereto and any officer, director, shareholder, beneficiary, partner, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried or is required pursuant to this Lease to be carried, by the injured party at the time of such loss, damage or injury, to the extent of any recovery by the injured party under such insurance.


                                  ARTICLE 18
                                EMINENT DOMAIN

SECTION 18.1 TOTAL CONDEMNATION. If the whole of the Leased Premises of the Center (or such substantial part thereof as shall result in the remaining portion being unsuitable or economically unfeasible for the use to which such remaining part was put prior to the taking) shall be taken by any public authority under the power of eminent domain or sold to a public authority under threat or in lieu of such taking, then the term of this Lease shall cease as of the day possession shall be taken by such public authority, and the rental and other charges shall be paid up to that day with a proportionate refund by Landlord of such rental and other charges as may have been paid in advance for a period subsequent to the date of the taking.

SECTION 18.2 PARTIAL CONDEMNATION. In the event of a temporary taking of all or a portion of the Leased Premises, or a taking of a portion of the Leased Premises or the Center which is not governed by Section 18.1 above, this Lease shall remain in full force and effect, except that if the taking pertains to the Leased Premises as of the day possession of a portion of the Leased Premises is taken by public authority, the Minimum Annual Rental and other charges which are based upon Floor Area payable by Tenant to Landlord shall be reduced in proportion to the Floor Area of the Leased Premises taken and the aggregate dollar Breakpoint applicable to Percentage Rental computations shall likewise be proportionately reduced. Thereafter, Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the Center, so as to constitute the remaining Leased Premises a complete architectural unit, and Tenant, at Tenant's sole cost, shall similarly act with respect to Tenant's improvements, trade fixtures, furnishings and equipment.

  SECTION 18.3 LANDLORD'S AND TENANT'S DAMAGES. All damages awarded for such taking under the power of eminent domain or proceeds from any sale under threat or in lieu of such a taking, whether for the whole or a part of the Leased Premises or leasehold improvements thereto, shall belong to and be the property of Landlord, irrespective of whether such damages shall be awarded or proceeds obtained as compensation for diminution in value to the leasehold improvements thereto, or to the fee of or Landlord's interest in the Leased Premises, and Tenant shall have no claim against either Landlord or the condemning authority with respect thereto; provided, however, that in the event of a taking of all or any portion of the Leased Premises, Tenant shall have the right to recover directly from the condemning authority, but not from Landlord, any award specifically designated as compensation for, depreciation to, and cost of removal of, Tenant's trade fixtures, furnishings and equipment to the extent paid for by Tenant.

  Notwithstanding the foregoing, to the extent actually received by Landlord pursuant to the Development Lease, Tenant shall be entitled to the lesser of (i) the amount received by Landlord pursuant to Article 22 of the Development Lease or (ii) the product obtained by multiplying $15,000,000 times the percentage determined by dividing the remaining term of the Development Lease (calculated in whole calendar months from and including the month in which the Development Lease is terminated) by 240.


                                  ARTICLE 19
                                    DEFAULT

  SECTION 19.1 RIGHTS UPON DEFAULT. Notwithstanding any provision herein to the contrary and irrespective of whether all or any rights conferred upon Landlord by this Article 19 are expressly or by implication conferred upon Landlord elsewhere in this Lease, in the event of (i) any failure of Tenant to pay any Rental or installments thereof, or any other charges or sums whatsoever when due hereunder (including without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant's failure so to perform), and such failure to pay shall continue for a period of five (5) days after notice from Landlord to Tenant specifying the failure to pay (except for Tenant's failure to pay its Proportionate Share of Operating Expenses after the expiration of such five (5) day period following such notice, in which event Tenant shall not be deemed to be in default unless Tenant shall fail to pay such amount within five (5) days following a second notice from Landlord), (ii) any default or failure by Tenant to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than ten (10) days after written notice from Landlord to Tenant of such default (unless such default cannot be cured within ten (10) days and Tenant shall have commenced to cure said default within said ten (10) days and cures the same with all reasonable dispatch) and such failure shall continue thereafter for a further period of ten (10) days after a second notice from Landlord to Tenant which shall specify the failure by Tenant (unless such default cannot be cured within such second ten (10) day period and Tenant shall have commenced to cure such default within said ten (10) days and cures same with all reasonable dispatch), or (iii) failure of Tenant to commence Tenant's Work to the Leased Premises within ten (10) days after delivery thereof to Tenant for performance of such work and/or, subject to Force Majeure, to open for business on the Commencement Date of the term hereof, or (iv) failure of Tenant continuously to operate in the manner and during the hours established by Landlord pursuant to Section 7.2 hereof or for the purpose specified in the Data Sheet, or if Tenant shall abandon the Leased Premises, or permit this Lease to be taken under any writ of execution or similar writ or order, then Landlord shall, in addition to all other rights or remedies it may have under this Lease or by law, have the right to (1) immediately terminate this Lease and Tenant's right to possession of the Leased Premises by giving Tenant written notice that this Lease is terminated, in which event, upon such termination, Landlord shall have the right to recover from Tenant the sum of (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could have been reasonably avoided (after taking into account any restrictions on use contained in the Underlying Leases); (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could be reasonably avoided (after taking into account any restrictions on use contained in the Underlying Leases); (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; or (2) exercise the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations) and have this Lease continue in effect for so long as Landlord does not terminate this Lease and Tenant's right to possession of the Leased Premises, in which event Landlord shall have the right to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and other charges payable by Tenant under this Lease as they become due under this Lease, and Tenant shall in this connection have the right to sublet the Leased Premises or assign Tenant's interest in this Lease for the use permitted hereby subject to the provisions of Article 14 hereof, Landlord specifically agreeing, however, that notwithstanding the provisions of Section 14.1, Landlord shall not unreasonably withhold its consent to any proposed assignment or sublease in such instance; or (3) without terminating this Lease Landlord may pay or discharge any breach or violation hereof which amount so expended shall be added to the next monthly rental payment due and treated in the same manner as rental hereunder: or (4) without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rental due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rental and other charges due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rental and other charges payable by Tenant hereunder as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rentals and sums shall be more, Tenant shall have no right to the excess. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises and attorneys' fees, all of which amount shall be immediately due and payable from Tenant to Landlord. The failure or refusal of Landlord to relet the premises shall not affect Tenant's liability. The terms "entry" and "reentry" are not limited to their technical meanings. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice. In the event of re-entry by Landlord, Landlord may remove all persons and property from the Leased Premises and such property may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant without notice or resort to legal process and without Landlord being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event Tenant shall not remove its property from the Leased Premises within ten (10) days after Tenant has vacated the premises, then such property shall be deemed abandoned by Tenant and Landlord may, in accordance with California Civil Code Section 1983, et seq., dispose of the same without liability to Tenant. At any time that Tenant has either failed to pay rental or other charges within ten (10) days after the same shall be due or shall have delivered checks to Landlord for payments pursuant to this Lease which shall have on at least three occasions during any five year period during the term of this Lease (whether consecutive or not or whether involving the same check or different checks) been returned by Landlord's bank for any reason then and in either of those events, provided Tenant has been given prompt notice of each such failure, thereafter Landlord shall not be obligated to accept any payment from Tenant unless such payment is made by cashier's check or in bank certified funds. For the purpose of subparts
(1)(a) and (1)(b) of this Section 19.1, "worth at the time of award" shall be computed by allowing interest at the Interest Rate; for the purpose of subpart
(1)(c) of this Section 19.1 "worth at the time of the award" shall be computed by discounting the amount described in subpart (1)(c) of Section 19.1 at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). For the purpose of this Section 19.1, the annual rental reserved in this Lease shall be deemed to include, without limitation, Percentage Rental equal to the average annual Percentage Rental payable by Tenant from the Commencement Date to the date of default, or during the preceding three (3) full Percentage Rent Lease Years, whichever period is shorter. Tenant hereby expressly waives, for itself and on behalf of any person claiming through or under it, including creditors of all kinds, any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. Tenant also waives the provisions of any law relating to notice or delay in levy of execution in case of an eviction or dispossess of Tenant for non-payment of rent or of any other law of like import now or hereafter in effect.

  SECTION 19.2 LEGAL EXPENSES. In the event that Landlord shall institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or Tenant shall institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

                                   ARTICLE 20
                            BANKRUPTCY OR INSOLVENCY

  SECTION 20.1 TENANT'S INTEREST NOT TRANSFERABLE. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Federal Bankruptcy Code.

  SECTION 20.2 TERMINATION. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant's Guarantor, if any, or its executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any California law or the Federal Bankruptcy Code or if Tenant or Tenant's Guarantor, if any, is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy court, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

  SECTION 20.3 OBLIGATION TO AVOID CREDITORS' PROCEEDINGS. Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under insolvency law except under the Federal Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefore, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 20.3 shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

  SECTION 20.4      RIGHTS AND OBLIGATIONS UNDER THE FEDERAL BANKRUPTCY CODE.

  (a) Upon the filing of a petition by or against Tenant under the Federal Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "operations" as provided in Section 7.2 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay when due under this Lease all rental and other sums to be paid by Tenant hereunder; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Federal Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; (iv) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days' written notice of any abandonment of the Leased Premises, any such abandonment to be deemed a rejection of this Lease; (vi) to do all other things of benefit to Landlord otherwise required under the Federal Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; (viii) to have consented to the entry of an order by appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

  (b) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

  (c) It is understood and agreed that this Lease is a lease of real property in a shopping center as such a lease is described in Section 365(b)(3) of the Federal Bankruptcy Code.

  (d) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment as a result of insolvency or bankruptcy are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; and (2) the deposit of an additional sum equal to three (3) months' rental to be held as security pursuant to the terms of this Lease; and (3) the use of the Leased Premises as set forth in the Data Sheet of this Lease and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; and (4) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial retailing experience and financial ability to operate a retail establishment out of the Leased Premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (5) the prior written consent of any Mortgagee to which this Lease has been assigned as collateral security; and (6) the Leased Premises, at all times, remains a single store and no physical changes of any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this Lease; and (7) all necessary consents and approvals of Senior Interest Holders shall have been obtained.


                                  ARTICLE 21
                              ACCESS BY LANDLORD

  SECTION 21.1 RIGHT OF ENTRY. Landlord and Landlord's agents shall have the right to enter the Leased Premises at all reasonable times to examine same and show the Leased Premises to Senior Interest Holders and prospective purchasers and Mortgagees. Landlord and Landlord's agents shall have the further right, upon reasonable prior notice except in the event of an emergency, to enter the Leased Premises to make such repairs, alterations, improvements or additions as the Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rental and other charges reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Leased Premises to prospective tenants.


                                  ARTICLE 22
                               TENANT'S PROPERTY

  SECTION 22.1 TAXES ON TENANT'S PROPERTY. Except to the extent that such taxes are required to be paid pursuant to Section 2.3 of this Lease and limited by the restrictions contained in Section 2.3 of this Lease, Tenant shall be responsible for, and agrees to pay, prior to delinquency, any and all taxes upon, against or with respect to (i) the Leased Premises (except for those portions of the Leased Premises constructed by, or on behalf of, Landlord) or any leasehold interest or the square footage of the Leased Premises or any portion thereof, (ii) all furniture, fixtures, equipment and any other personal property of any kind owned by, or placed, installed or located in, within, upon or about the Leased Premises by Tenant, any Other Occupant, (iii) rental or other charges payable by Tenant to Landlord and (iv) the occupancy of Tenant, irrespective of whether any such tax is assessed, real or personal, and irrespective of whether any such tax is assessed to or against Landlord or Tenant, and if a governmental authority imposes or levies any other tax, fee or excise, however described, so as to impose a liability upon Landlord for the amount of such tax, then Tenant will pay all of such taxes so imposed for the period of the Lease term. Tenant shall provide Landlord with evidence of Tenant's payment of such taxes upon Landlord's request. If at any time any of such taxes are not levied and assessed separately and directly to Tenant (for example, if the same are levied or assessed to Landlord, or upon or against the Leased Premises or the Center) Tenant shall pay to Landlord Tenant's share thereof as determined and billed by Landlord. The failure of Tenant to pay any tax or other amount payable directly to the taxing authority or to Landlord under this Section either prior to delinquency (in the case of taxes payable by Tenant directly to the taxing authority) or within ten (10) days after receipt by Tenant from Landlord of a statement therefor (in all other cases) shall carry with it the same consequences as Tenant's failure to pay Minimum Annual Rental. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

  SECTION 22.2 LOSS AND DAMAGE. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying premises or any part of the premises adjacent to or connected with the Leased Premises or any part of the Center of which the Leased Premises are a part, for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or (without limiting the foregoing) for any damage or loss of property within the Leased Premises from any cause whatsoever, except to the extent due to Landlord's gross negligence or intentional acts.

  SECTION 22.3 NOTICE BY TENANT. Tenant shall give immediate notice to Landlord in case of any damage to or destruction of all or any part of, or accidents in, the Leased Premises or of defects therein or in any fixtures or equipment.


                                  ARTICLE 23
                                 HOLDING OVER

  SECTION 23.1 HOLDING OVER. Any holding over after expiration of the term hereof with the consent of the Landlord shall be construed to be a tenancy from month to month at a monthly minimum rental equal to one-twelfth (1/12th) of an amount equal to * percent (*%) of the Minimum Annual Rental required to be paid by Tenant for the last full Percentage Rent Lease Year of the Lease term, plus an amount estimated by Landlord for the monthly additional charges payable pursuant to this Lease, together with all damages sustained by Landlord on account of Tenant's holding over, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Tenant shall not be deemed to be holding over until such time as Tenant has not exercised an Option after the expiration of the thirty (30) day period following Landlord's delivery of the Option Notice. Any holding over without

Landlord's consent shall entitle Landlord to reenter the Leased Premises as provided in Section 19.1 of this Lease.

  SECTION 23.2      SUCCESSORS.  Except as otherwise provided in Article 14 or
Section 27.11, all rights and liabilities herein given to, or imposed upon the parties to this Lease shall inure to and be imposed upon the respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved in advance by Landlord in writing.


                                  ARTICLE 24
                             RULES AND REGULATIONS

  SECTION 24.1 RULES AND REGULATIONS. Except to the extent compliance would violate Laws and Ordinances, Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time (a current copy of which is attached hereto as Exhibit H), including the Employee Standards and
                               ---------
Procedures attached hereto as Exhibit I, provided the same shall apply uniformly
                              ---------
to all tenants of the Center (excepting any restaurant, club or bar tenants, or other tenants whose operations and requirements are substantially different from those of Tenant and in the reasonable judgment of Landlord shall justify deviations therefrom, as to matters such as operating hours, signage, noise, activities in the Common Areas and other rules for which may differ in certain respects in Landlord's discretion). Tenant may, from time to time request modifications to such rules and regulations and Standards and Procedures and to the extent Landlord and Tenant are unable to agree upon the modifications, such matter shall be submitted to arbitration as described in Section 27.21(f). Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if the rules and regulations and Standards and Procedures were contained herein as covenants. With respect to Tenant's obligation to comply with the Employee Standards and Procedures, if, after notice and reasonable opportunity to cure, Tenant's employee does not rectify the violation, Landlord shall have the right of injunction with respect to both Tenant and such employee, the right to specific performance relating to Tenant's obligation to enforce the rules contained in the Employee Standards and Procedures and the right to invoke any other remedy at law or equity, whether or not such other remedies are provided in the Lease. Such remedies are distinct, separate and cumulative remedies and no one remedy, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the other remedies. In the case of any conflict between said rules and regulations and this Lease, this Lease shall be controlling. Notwithstanding anything to the contrary contained in this Section 24.1, Tenant shall not be obligated to comply with the rules and regulations contained in Exhibit I so
                                                                ---------
long as Tenant is an Affiliate of Landlord.


                                  ARTICLE 25
                                QUIET ENJOYMENT

  SECTION 25.1 LANDLORD'S COVENANT. Upon payment by Tenant of rentals herein provided and other charges payable by Tenant under this Lease, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Landlord hereby covenants that Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, the Underlying Leases, and any mortgages and other Senior Interests to which this Lease is subordinated and subject. Landlord reserves the right to lease any portion of the Center to such other tenants as Landlord, in Landlord's sole discretion, deems appropriate (provided such tenants are not engaged in the same or similar business for which Tenant is permitted to use the Leased Premises under this Lease). Tenant acknowledges that Landlord has made no representations as to the presence of any specific tenant or number or types of tenants at the Center as of or after the Commencement Date, hours or days that such other tenants shall or may be open for business, or gross sales which may be achieved by Tenant or any other tenants at the Center. A vacation or abandonment of its premises or cessation of business in the Center by any other tenant or occupant shall not release or excuse Tenant from Tenant's obligations under any provision of this Lease.


                                  ARTICLE 26
                               SECURITY DEPOSIT

  SECTION 26.1      [INTENTIONALLY DELETED]

                                  ARTICLE 27
                                 MISCELLANEOUS

  SECTION 27.1 WAIVER; ELECTION OF REMEDIES. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary such consent or approval to or of any subsequent similar act. No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord waiving such covenant or condition. The rights and remedies of Landlord under this Lease or under any specific Section, subsection or clause hereof shall be cumulative and in addition to any and all other rights and remedies which has or may have elsewhere under this Lease or at law or equity, whether or not such Section, subsection or clause expressly so states.

   SECTION 27.2 ENTIRE AGREEMENT. All exhibits and addenda, if any, attached hereto are incorporated by reference and form a part of this Lease and shall be given full force and effect, as fully as if set forth at length herein. This Lease and said exhibits and addenda, if any, so attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. There are no oral or written agreements or representations between the parties hereto affecting this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. Although the printed provisions of this Lease were drawn by Landlord, the parties hereto agree that this circumstance shall not create any presumption, canon of construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

  SECTION 27.3 INTERPRETATION AND USE OF PRONOUNS. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rental, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

  SECTION 27.4 FORCE MAJEURE. In the event either party hereto shall be delayed in the performance of its initial construction, or maintenance and/or repair, obligations by reasons of Force Majeure, not the fault of, and beyond the control of, the party delayed in performing work or doing acts required under the terms of the Lease, then performance of such act shall be excused for the period of the Force Majeure delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such Force Majeure delay. "Force Majeure" shall mean events which result in delays in a party's performance of its obligations due to acts of God, terrorist acts, the public enemy acts of the government, fires, floods, strikes or other labor unrest (but excluding any strike or other labor unrest which is limited to the Leased Premises and results from the act of the party claiming Force Majeure or its agents or contractors at the Leased Premises), freight embargoes and unusually severe weather. The provisions of this Section 27.4 shall not operate to excuse Tenant from prompt payment of Minimum Annual Rental, Percentage Rental or any other payments required by the terms of this Lease nor excuse Landlord from any obligation to make any required payment as provided under this Lease. All performance (including cure) dates expire at 5:00 p.m. (San Francisco time) on the performance or cure date. A performance date which falls on a Saturday, Sunday or holiday on which courts in the City and County of San Francisco shall be closed is automatically extended to the next business day .

  SECTION 27.5 NOTICES. Notwithstanding the fact that certain descriptions elsewhere in this Lease of notices, demands, requests or commitments required or permitted to be given by one party to the other may omit to state that same shall be in writing, any notice, demand, request or other communication which may be or is required or permitted to be given under this Lease shall be in writing and shall be personally delivered or sent by United States certified mail, return receipt requested, postage prepaid and shall be addressed (a) if to the Landlord, to Landlord at c/o Sony Development, 3001 North San Fernando Boulevard, Burbank, California, 91504, Attention: President or at such other address or addresses as Landlord may designate by written notice, together with copies thereof to such other parties designated by Landlord and any Mortgagee of the Center if required hereunder or upon the request of such Mortgagee and, (b) if to Tenant, at the Leased Premises or the address set forth on Page 1 of this Lease, or such other address as Tenant shall designate by written notice with one copy addressed to the "Chairman" and another addressed to "General Counsel". If personally delivered, such notice shall be deemed given upon such personal delivery; if mailed as aforesaid, such notice shall be deemed given on the date of receipt set forth on the return receipt.

The inability to deliver because of a changed address of which no notice was given, rejection or any refusal to accept any notice, shall be deemed to be the receipt of such notice, as of the date of such inability to deliver, rejection or refusal to accept.

  SECTION 27.6 CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

  SECTION 27.7 BROKER'S COMMISSION. Tenant represents and warrants to Landlord that there are and shall be no claims for brokerage commissions or finder's fees for persons engaged by Tenant in connection with this Lease, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim including without limitation, the cost of attorney's fees in connection therewith. Such agreement shall survive the termination of this Lease.

  SECTION 27.8 RECORDING. Landlord shall not prohibit Tenant from recording this Lease or any document or instrument which references this Lease.

  SECTION 27.9 FURNISHING OF FINANCIAL STATEMENTS. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with financial statements reflecting Tenant's and Tenant's guarantor's, (if any) current financial condition, and written evidence of ownership of controlling stock interest if Tenant (or such guarantor) is a corporation, and written evidence of ownership of controlling partnership or member interests if Tenant (or such guarantor) is a partnership or limited liability company.

  SECTION 27.10 LANDLORD'S USE OF COMMON AREAS. Subject to the provisions of this Lease, Landlord reserves the right, from time to time, to utilize portions of Common Areas for displays or other uses which in Landlord's judgment tend to attract the public. Further, Landlord reserves the right to utilize the lighting standards and other areas in the Common Areas for advertising purposes related to the Center.

  SECTION 27.11 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Leased Premises, provided that Landlord delivers to Tenant an agreement in recordable form pursuant to which the transferee assumes all of Landlord's obligations under the Lease arising from and after the date thereof, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or lease shall be delivered to Tenant as required by law. No landlord under any Underlying Lease and no Mortgagee shall be responsible in connection with the security deposited hereunder.

  SECTION 27.12     [INTENTIONALLY DELETED]

  SECTION 27.13 INTEREST ON PAST DUE OBLIGATIONS. Any amount due hereunder from Tenant to Landlord or Landlord to Tenant which is not paid when due (including, without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant's failure to so perform) shall bear interest at a rate (the "Interest Rate") equal to the lesser of (i) two percent above the commercial lending rate announced from time to time by Bank of America (San Francisco, California), or its successor, as its prime rate for ninety (90) day unsecured loans or (ii) the highest rate then allowed under the usury laws of the State of California from the date due until paid for such a delinquent obligation, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

  SECTION 27.14 LIABILITY OF LANDLORD. No recourse shall be had on any of Landlord's obligations under this Lease or for any claim based thereon or otherwise in respect thereof against Landlord, its officers, directors, shareholders, employees, agents, or Affiliates, whether directly or through Landlord or any receiver, assignee, agent, trustee in bankruptcy, or through any other person, firm or corporation, all such liability being expressly waived and released by Tenant. Tenant shall look only and solely to Landlord's leased estate and interest in and to the Center (including condemnation and insurance proceeds, if any, and any interest of Landlord in any proceeds arising from any foreclosure sale for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord's agents, shareholders, employees, officers, directors or Affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, Tenant's use and occupancy of the Leased Premises, or any other liability of Landlord and Tenant. Notwithstanding the foregoing, the right of Tenant to satisfy any judgment out of or otherwise levy upon the proceeds, rents or income arising out of Landlord's leased estate or its interest in the Center shall be subject and subordinate to the rights of any landlord under an Underlying Lease or Mortgagee of the Center to receive such proceeds, rent or income.

  SECTION 27.15 ACCORD AND SATISFACTION. Payment by Tenant or receipt by Landlord of a lesser amount than the rental or other charges herein stipulated shall be deemed to be on account of the earliest due stipulated rental or other charges, and Tenant irrevocably stipulates and agrees that no endorsements or statement on any check or any letter accompanying any check or payment as rental or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or to pursue any other remedy provided in this Lease or by law. In the event of a default by Tenant hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited.

  SECTION 27.16 EXECUTION OF LEASE; NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of an option for Tenant to lease, or otherwise create any interest by Tenant in the Leased Premises or any other premises situated in the Center. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to the Tenant. Each person executing this Lease hereby represents and warrants that he or she is a duly authorized representative of Landlord or Tenant, as the case may be, and has full authority to execute and deliver this Lease.

  SECTION 27.17 WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

  SECTION 27.18 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the substantive laws of the State of California (without regard to choice of law provisions) except to the extent that the laws of the United States of America shall preempt same. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties, to the maximum extent possible.

  SECTION 27.19 SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS. Landlord shall have the right to obtain specific performance of any and all covenants or obligations of Tenant under this Lease, and nothing contained in this Lease shall be construed as, or shall have the effect of, abridging such right.

  SECTION 27.20 CERTAIN RULES OF CONSTRUCTION. Time is of the essence of this Lease.

  SECTION 27.21     CERTAIN DEFINITIONS.

  (a) "Affiliate" means (i) any Person directly or indirectly controlling,
       ---------
controlled by or under common control with, the Person in question or (ii) any Person having a direct or indirect interest in fifty percent (50%) or more of the assets or profits of another Person.

  (b) "Goods" means all goods, services, wares, merchandise, food, beverages and
       -----
participatory and passive viewing activities.

  (c) "Hazardous Materials" means all "hazardous substances" as described in the
       -------------------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date of this Lease, 42 U.S.C. Section 9601(14), and in addition includes, without limitation, petroleum (including crude oil or any fraction thereof), asbestos, asbestos-containing materials, PCBs, PCB-containing materials, all hazardous substances identified in the California Health & Safety Code Sections 25316 and 25281(d), all chemicals listed pursuant to the California Health & Safety Code Section 25249.8, and any substance deemed a hazardous substance, hazardous material, hazardous waste or contaminant under any Hazardous Materials Law.

  (d) "Hazardous Materials Claims" means any and all enforcement, cleanup,
       --------------------------
removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against Landlord, Tenant or the Leased Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

  (e) "Hazardous Materials Laws" means any federal, state or local laws,
       ------------------------
ordinances or regulations relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Leased Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions.

  (f) "Index" shall mean the Consumer Price Index for All Urban Consumers
       -----
published by the Bureau of Labor Statistics of the United States Department of Labor, City of San Francisco, All Items (1982-1984 = 100), or any successor index thereto, appropriately adjusted. In the event that the Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then pertaining to commercial arbitration.

  (g) "Laws and Ordinances" or "Laws or Ordinances" shall mean all present and
       -------------------      ------------------
future applicable laws, ordinances, rules, regulations, permits, authorizations, orders and requirements, including, without limitation, all consents or approvals required to be obtained from, and all rules and regulations of, and all building and zoning laws of, all federal, state, county and municipal governments, the departments, bureaus, agencies or commissions thereof, authorities, board of officers, any national or local board of fire underwriters, or any other body or bodies exercising similar functions (collectively "Governmental Authorities," having or acquiring jurisdiction of,
               ------------ -----------
or which may affect or be applicable to the Leased Premises or any part thereof, including, without limitation, any vault space, sidewalks, curbs or alleyways, use thereof and the buildings and Improvements thereon, and similarly the phrase "Law and Ordinance" shall be construed to mean the same as the above in the singular as well as the plural.

  (h) "Other Occupant(s)" shall mean any Person which is not Tenant which
       -----------------
occupies any portion of the Leased Premises, or has the right to display advertisements, promotional materials, Goods or audio or visual displays in any portion of the Leased Premises, and includes, without limitation, any subtenant, licensee, concessionaire, operator, venture partner, franchisee, permittee or manager.

  (i) "Person" shall mean any individual, general partnership, limited
       ------
partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association or any other recognized business entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

  SECTION 27.22 FUTURE AMENDMENTS. Tenant shall execute any amendments to this Lease which are requested by any Mortgagee so long as such amendments are customary for a construction lender or permanent lender at the time of the request and such amendments do not materially affect the economic obligations of Tenant, the term of this Lease, or Tenant's right to use, occupy or possess the Leased Premises as herein demised.

  SECTION 27.23 NONDISCRIMINATION. Tenant covenants by and for itself, its heir, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of age, ancestry or national origin, color, creed, disability, gender, marital status, race, religion or sexual orientation in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Leased Premises, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Leased Premises. The covenants set forth in this Section
27.23 shall also be for the benefit of the Agency, the City of San Francisco, the State of California, and the United States, and enforceable against Tenant's successors and assigns to or of the Leased Premises or any part thereof or interest therein by the Agency, the City of San Francisco, the State of California and/or the United States. Such enforcement may include the maintenance of any actions at law or suits in equity or other proper proceedings to enforce the curing of any breach of such covenants.

  SECTION 27.24 EQUAL OPPORTUNITY PROGRAM. Landlord, and the landlord under the Development Lease, are required by the Agency under the terms of the Ground Lease and the "Land Disposition and Development Agreement" (the "LDA") pursuant to which the Ground Lease was entered into between the Agency and the landlord under the Development Lease, to observe and perform various equal opportunity obligations and requirements constituting the Equal Opportunity Program described in the LDA, certain of which are applicable to, and must be observed and performed by Tenant, in connection with the performance of its improvement work to the Leased Premises and its use, occupancy and conduct of business operations thereat. Such obligations and requirements are set forth in Exhibit
                                                                        -------
G hereto.  Exhibit G, among other requirements, sets forth "Schedule C"
-
requirements applicable to "Permanent Work Force of the Developer and Retail Tenants" the provisions of Sections I, II, III, IX and XI of Attachment No. 13 of the LDA. Subject to the terms of said Schedule C as set forth in Exhibit G, provided same do not violate Laws and Ordinances, Tenant agrees to be bound by and perform each and all provisions and requirements in said Exhibits applicable to retail tenants in connection with Tenant's construction activities, use, occupancy and conduct of business at the Leased Premises (collectively, "Tenant's Equal Opportunity Covenants"). Any failure on the part of Tenant to observe and perform any of Tenant's Equal Opportunity Covenants which do not violate Laws and Ordinances shall constitute a breach by Tenant under this Lease. The Agency and the landlord under the Development Lease shall be third party beneficiaries of Tenant's covenants under this Section 27.24.

  SECTION 27.25 CONFIDENTIALITY. Except as may be necessary to place third parties on actual or constructive notice of the rights and interests of Tenant herein, neither Landlord nor Tenant shall not voluntarily disclose the contents of this Lease, or any portion thereof, to any third parties (other than Landlord and Tenant's counsel and accountants or the holders of any Senior Interests) including, without limitation, any broker, any other tenant or prospective tenant of the Center or the press or the media. In addition, neither Landlord nor Tenant shall voluntarily disclose the contents of the books and records reviewed in connection with auditing Gross Sales or Operating Expenses (other than to Landlord's and Tenant's counsel and accountants, or, in connection with Gross Sales, to the holders of Senior Interests).

  SECTION 27.26 RIGHT OF FIRST REFUSAL. Section 12.3 of the Development Lease contains the following provision:

          "12.3(b) In the event (i) Landlord receives a ROFR Notice and elects to exercise same and such development includes a theatre or, in connection with the development thereof, Landlord shall elect to include a theatre ("ROFR Theatre Space") in such development, (ii) there is no Event of Default continuing hereunder, (iii) the Premises contains Theatre Space, (iv) the Theatre Sublease contains a provision substantially similar to this Section 12.3 wherein the benefits accruing to Tenant under this Section 12.3 are passed through to Theatre Subtenant and (v) there shall exist a Theatre Non-Disturbance Agreement in full force and effect, then, in such event, Landlord shall by notice (a "Theatre Development Notice") submit the terms upon which Landlord would enter into a lease to develop and operate the ROFR Theatre Space (the "Terms") to Tenant and Theatre Subtenant for their respective review. If Tenant delivers a notice (a "ROFR Acceptance Notice") to Landlord within thirty (30) days of receipt of a Theatre Development Notice accepting the Terms on behalf of Theatre Subtenant, then Landlord and Theatre Subtenant shall promptly commence good faith negotiations in order to memorialize the Terms in formal documents. if Tenant does not deliver a ROFR Acceptance Notice on behalf of Theatre Subtenant within such thirty (30) day period or Landlord and Tenant fail to memorialize the Terms in form documents within ninety (90) days after Tenant's delivery of a ROFR Acceptance Notice other than by reason of the bad faith of Landlord, then Landlord shall be free for a period of one (1) year to enter into an arrangement with a third party on terms not materially less favorable to Landlord than the Terms and if Landlord shall not enter into such an alternative arrangement within such one (1) year period, then prior to entering in to an arrangement upon terms ("Different Terms") materially less favorable to the Landlord than the Terms, then Landlord must again offer development and operation of the ROFR Theatre Space to Tenant, on behalf of Theatre Subtenant, on such Different Terms in accordance with this subsection 12.3(b)."

  Landlord hereby covenants that if, during the Term of this Lease, provided Tenant is not then in default hereunder, Landlord receives a ROFR Notice (as such Term is defined in the Development Lease), from the Landlord under the Development Lease, Landlord shall, within five (5) days of receipt thereof, deliver a copy of such ROFR Notice to Tenant, and if requested by Tenant in writing, Landlord shall exercise such right on behalf of Tenant and shall further cooperate (at no cost to Landlord) with Tenant to further Tenant's rights under Section 12.3 of the Development Lease. The rights of Tenant under this Section 27.26 may not be assigned or transferred separately from this Lease.

  SECTION 27.27 RESTRICTIVE COVENANT. Landlord shall not, at any time during the Term of this Lease, authorize or permit the sale of any items normally sold by Tenant at Tenant's concession stands, anywhere on the third
(3rd) floor of the Center.


  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.



TENANT:                                              LANDLORD:


LOEWS CALIFORNIA THEATRES INC.,                SRE SAN FRANCISCO RETAIL INC.,
a New York corporation                         a Delaware corporation



By:   /s/ Travis Reid                          By:  /s/ Mindy Tucker
      --------------------------                    ----------------------------
      Its: President                                Its: Sr. Vice President
          ----------------------                        -----------------------